UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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Delcath Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 19, 2016

Notice is hereby given that the 2016 Annual Meeting of Stockholders of Delcath Systems, Inc. will be held on July 19, 2016, at 9:30 a.m., local time, at the offices of Morgan, Lewis & Bockius LLP, located at 101 Park Avenue, New York, New York 10178, for the following purposes:

(1)	To vote on the election of William D. Rueckert and Marco Taglietti as Class I directors, each to serve until the 2019 annual meeting of stockholders and until his successor is duly elected and qualified.

(2)	To cast a non-binding, advisory vote on the compensation of our named executive officers (“say-on-pay”).

(3)	To ratify the appointment by our Audit Committee of Grant Thornton, LLP as Delcath’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

(4)	To adopt an amendment to Delcath’s 2009 Stock Incentive Plan, effective upon approval by our stockholders at the Annual Meeting, (i) to increase the number of our shares of common stock with respect to which grants may be made under the plan by 1,700,000 shares to 3,206,250 shares, (ii) eliminate provisions that include shares withheld from plan participants by the Company in connection with the cashless exercise of stock options, settlement of Stock Appreciation Rights or in satisfaction of tax withholding obligations as available for reissuance under the plan, (iii) establish a minimum one-year vesting period for grants under the plan, (iv) re-approve the plan, extending its termination date to the day preceding the tenth anniversary of the Annual Meeting unless the plan is further re-approved prior to such date and (v) make certain other technical or administrative changes;

(5)	To approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our common stock at one of six ratios of 1-for-10, 1-for-12, 1-for-14, 1-for-16, 1-for-18 or 1-for-20, in the discretion of the Board of Directors, and to grant authorization to the Board of Directors to determine, in its sole discretion, whether to implement the reverse stock split, as well as its specific timing;

(6)	To approve, for purposes of complying with NASDAQ Listing Rule 5635(d), the issuance of shares of our common stock underlying senior secured convertible notes and related Series C Warrants issued by us pursuant to the terms of that certain Securities Purchase Agreement, dated June 6, 2016 (the “Securities Purchase Agreement”), between the Company and the investors named therein, without giving effect to the exchange cap in such senior secured convertible notes in an amount that may be equal to or exceed 20% of our common stock outstanding before the issuance of such senior secured convertible notes and related Series C Warrants (the “NASDAQ 20% Issuance Proposal”);

(7)	To approve an amendment to our amended and restated certificate of incorporation to increase the number of authorized shares of common stock from 170,000,000 to 500,000,000; and

(8)	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Each proposal will be effective upon its approval by our stockholders at the Annual Meeting and is not conditioned upon the approval by our stockholders of any other proposal. As each proposal will be presented to our stockholders at the Annual Meeting in the order presented herein, each such proposal that is approved will become effective in such order.

We are not aware of any other business to come before the meeting.

These items of business are more fully described in the Proxy Statement which accompanies this Notice of Annual Meeting.

The Board of Directors has fixed the close of business on June 1, 2016 as the record date for the Annual Meeting. Only stockholders of record of Delcath common stock at the close of business on that date are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement of the meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. Returning the proxy card does NOT deprive you of your right to attend the meeting and to vote your shares in person. The Proxy Statement explains proxy voting and the matters to be voted on in more detail. Please read the Proxy Statement carefully.

By Order of the Board of Directors

/s/ Jennifer K. Simpson
New York, New York	Jennifer K. Simpson, Ph.D.
June 21, 2016	President and Chief Executive Officer

DELCATH SYSTEMS, INC.

PROXY STATEMENT

FOR

2016 ANNUAL MEETING OF STOCKHOLDERS

i

1633 Broadway, Suite 22C

New York, New York 10019

PROXY STATEMENT

For the 2016 Annual Meeting of Stockholders to be held on July 19, 2016

The enclosed proxy is solicited by the Board of Directors of Delcath Systems, Inc. (“Delcath,” “we,” “our,” “us” or “the Company”) to be voted at our 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on July 19, 2016, at 9:30 a.m., local time, and at any adjournment or postponement of the meeting. The Annual Meeting will be held at the offices of Morgan, Lewis & Bockius LLP, located at 101 Park Avenue, New York, New York 10178. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, proxy card and Delcath’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “Form 10-K”), is being first mailed on or about June 21, 2016, to our stockholders entitled to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for

the Stockholder Meeting to Be Held on July 19, 2016

A copy of this Proxy Statement, the proxy card and our Annual Report on Form 10-K are available at: https://materials.proxyvote.com/24661P

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Purpose of the Annual Meeting.	At the Annual Meeting, stockholders will consider and vote on the following proposals:

•      the election of William D. Rueckert and Marco Taglietti as Class I directors, each to serve until the 2019 annual meeting of stockholders and until his or her successor is duly elected and qualified (Proposal 1);

• a non-binding, advisory vote on the compensation of our named executive officers (“say-on-pay”) (Proposal 2);

•      the ratification of the appointment by our Audit Committee of Grant Thornton, LLP as Delcath’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal 3);

•      an amendment to Delcath’s 2009 Stock Incentive Plan, effective upon approval by our stockholders at the Annual Meeting, to (i) to increase the number of our shares of common stock with respect to which grants may be made under the plan by 1,700,000 shares to 3,206,250 shares, (ii) eliminate provisions that include shares withheld from plan participants by the Company in connection with the cashless exercise of stock options, settlement of Stock Appreciation Rights or in satisfaction of tax withholding obligations as available for reissuance under the plan, (iii) establish a minimum one-year vesting period for grants under the plan, (iv) re-approve the plan, extending its termination date to the day preceding the tenth anniversary of the Annual Meeting unless the plan is further re-approved prior to such date and (v) make certain other technical or administrative changes (Proposal 4);

•      an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our common stock at one of six ratios of 1-for-10, 1-for-12, 1-for-14, 1-for-16, 1-for-18 or 1-for-20, in the discretion of the Board of Directors, and to grant authorization to the Board of Directors to determine, in its sole discretion, whether to implement the reverse stock split, as well as its specific timing (Proposal 5);

•      the approval, for purposes of complying with NASDAQ Listing Rule 5635(d), of the issuance of shares of our common stock underlying senior secured convertible notes and related Series C Warrants issued by us pursuant to the terms of that certain Securities Purchase Agreement, dated June 6, 2016, between the Company and the investors named therein, without giving effect to the exchange cap in such senior secured convertible notes in an amount that may be equal or exceed 20% of our common stock outstanding before the issuance of such senior secured convertible notes and related Series C Warrants (Proposal 6);

• an amendment to our amended and restated certificate of incorporation to increase the number of authorized shares of common stock from 170,000,000 to 500,000,000 (Proposal 7); and

•      such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Each proposal will be effective upon its approval by our stockholders at the Annual Meeting and is not conditioned upon the approval by our stockholders of any other proposal. As each proposal will be presented to our stockholders at the Annual Meeting in the order presented herein, each such proposal that is approved will become effective in such order.

Stockholders Entitled to Vote.	Stockholders of record at the close of business on June 1, 2016 (the “Record Date”) of our common stock, $0.01 par value per share, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement of the meeting. At the close of business on the Record Date, there were 24,654,491 shares of Delcath common stock issued, outstanding and entitled to vote.

Number of Votes.	You have one vote for each share of Delcath common stock held by you on the Record Date.

Voting.	You may vote your shares in person or by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

Stockholders of Record. If you hold your shares in your own name as a holder of record, you can vote your common stock by:

•      completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. The persons named in the proxy card (the “proxies” or “proxy holders”) will vote your shares in accordance with your instructions in your completed and returned proxy card; or

•      attending the Annual Meeting and delivering your completed proxy card in person or by completing a ballot at the meeting. Ballots will be available at the meeting. Please bring proof of identification with you to the Annual Meeting.

Beneficial Owners. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record on how to vote your shares. You must follow the instructions of your broker or other nominee in order for your shares to be voted. If your shares are not registered in your name and you plan to vote your shares in person at the meeting, you must obtain and bring with you to the meeting a “legal proxy” from the broker or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares at the meeting.

Quorum.	A majority of our outstanding shares of common stock present in person or by proxy and entitled to be voted at the Annual Meeting constitutes a quorum. For purposes of determining the presence of a quorum for transacting business at the Annual Meeting, abstentions and “broker non-votes” (proxies from brokers or other nominees indicating that they have not received instructions from the beneficial owner(s) on a particular proposal(s) with respect to which the brokers or nominees do not have discretionary voting authority) will be treated as shares that are present for purposes of determining the presence of a quorum.

Non-Routine Proposals; Broker Non-Votes.	Your broker or nominee will have discretionary authority to vote your shares with respect to “routine” proposals, but not with respect to “non-routine” proposals. It is therefore critical that you personally vote on the non-routine proposals as soon as possible.

•      Non-routine proposal. Proposal 1 (election of directors), Proposal 2 (“say-on-pay”), Proposal 4 (amendment to the 2009 Stock Incentive Plan), and Proposal 6 (NASDAQ 20% issuance proposal) are non-routine proposals.

•      Routine proposal. Proposal 3 (ratification of the appointment of our independent registered public accounting firm), Proposal 5 (reverse stock split) and Proposal 7 (increase in authorized shares of common stock) are routine proposals.

Vote Required; Treatment of Abstentions and Broker Non-Votes.	Proposal 1, the election of Class I directors—the nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting shall be elected as directors.

Proposal 2, a non-binding, advisory resolution on the compensation of our named executive officers (“say-on-pay”)—an affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on such matter is required for approval of the advisory resolution.

Proposal 3, the ratification of the appointment of Grant Thornton, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016—an affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on such matter is required for approval.

Proposal 4, the amendment to the 2009 Stock Incentive Plan—an affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on such matter is required for approval.

Proposal 5, the reverse stock split—an affirmative vote of a majority of shares issued and outstanding is required for approval.

Proposal 6, the NASDAQ 20% Issuance Proposal—an affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on such matter is required for approval.

Proposal 7, the increase in number of authorized shares of common stock—an affirmative vote of a majority of shares issued and outstanding is required for approval.

Abstentions are included in the number of shares present or represented and entitled to vote on each matter. Broker “non-votes” are not considered entitled to vote for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

Voting of Proxies.	Our Board of Directors recommends a vote FOR all director nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4, FOR Proposal 5, FOR Proposal 6 and FOR Proposal 7. Your shares of common stock will be voted in accordance with the instructions contained in your signed proxy card. If you return a signed proxy card without giving specific voting instructions with respect to a particular Proposal or Proposals to be acted upon at the meeting, proxies will be voted in favor of the Board of Directors’ recommendations with respect to that particular Proposal or those Proposals as set forth in this Proxy Statement.

Other Matters.	We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, the proxy holders can vote your shares on the new meeting date as well, unless you have subsequently revoked your proxy.

Revoking your Proxy.

Stockholders of Record. You can revoke your proxy at any time before it is voted at the Annual Meeting by doing any one of the following things:

•      giving our Corporate Secretary a written notice of revocation before (addressed to Barbra C. Keck, Corporate Secretary, Delcath Systems, Inc., 1633 Broadway, Suite 22C, New York, New York 10019) or at the meeting; or

•      delivering a properly executed, later dated proxy card; or

•      attending the Annual Meeting and voting in person at the meeting. Your attendance at the meeting in and of itself will not be sufficient to revoke your proxy.

Beneficial Owners. If you instructed your broker or nominee to vote your shares, you can change your vote only by following your broker or nominee’s instructions for doing so.

Householding.	We are required to provide an Annual Report to all stockholders who receive this proxy statement. To reduce future costs to Delcath, if you are a stockholder of record and have more than one account in your name, or reside at the same address as other stockholders of record, you may authorize us to discontinue duplicate mailings of future Annual Reports, commonly referred to as “householding.” To do so, mark the designated box on each proxy card for which you wish to discontinue receiving an Annual Report. If you are voting via the Internet or by telephone, you can either follow the prompts when you vote or give instructions to discontinue duplicate mailings of future Annual Reports. Street name stockholders who wish to discontinue receiving duplicate mailings of future Annual Reports should review the information provided in the proxy materials mailed to them by their broker or nominee. If, now or in the future, you wish to receive a separate copy of the Annual Report, please notify us by sending a written request to our Corporate Secretary addressed to Barbra C. Keck, Corporate Secretary, Delcath Systems, Inc., 1633 Broadway, Suite 22C, New York, New York 10019, and we will deliver a separate copy.

Expenses and Solicitation.	The costs of solicitation of proxies, including printing and mailing costs, will be borne by Delcath. In addition to the solicitation of proxies by mail, proxies may also be solicited personally by directors, officers and employees of Delcath, without additional compensation to these individuals. Delcath may request banks, brokers and other firms holding shares in their names that are beneficially owned by others to send proxy materials and obtain proxies from such beneficial owners, and will reimburse such banks, brokers and other firms for their reasonable out-of-pocket costs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding the beneficial ownership of our common stock as of June 1, 2016, held by: (i) each of our directors; (ii) each of our named executive officers in the Summary Compensation Table; (iii) all of our directors and executive officers as a group; and (iv) each person or group known by us to own beneficially more than 5% of the outstanding common stock. The information set forth in the table below excludes shares issuable upon exercise of our outstanding Series A warrants held by certain investors that are presently exercisable, subject to limitations on exercisability for more than 4.9% or 9.9% of our outstanding shares of common stock, depending upon the particular investor. Except as indicated in the footnotes below, the address of the persons or groups named below is c/o Delcath Systems, Inc., 1633 Broadway, Suite 22C, New York, New York 10019.

	Shares Beneficially Owned(1)
Name of Beneficial Owner:	Number	Percent
Named Executive Officers and Directors:
Jennifer K. Simpson, Ph.D.(2)	251,629	1.0%
John Purpura, M.S.(3)	140,871	*
Barbra C. Keck, M.B.A.(4)	98,308	*
Harold S. Koplewicz, M.D.	75,052	*
Roger G. Stoll, Ph.D.(5)	208,312	*
William D. Rueckert(6)	80,000	*
Marco Taglietti, M.D.(7)	260,000	1.1%
Peter J. Graham, J.D.(8)	937	*
All directors and executive officers as a group (7 people)(9):	1,114,172	4.5%

*	Less than 1%
(1)	Except as indicated in these footnotes: (i) the persons named in this table have sole voting and investment power with respect to all shares of common stock beneficially owned; (ii) the number of shares beneficially owned by each person as of June 1, 2016, includes any vested and unvested shares of restricted stock and any shares of common stock that such person or group has the right to acquire within 60 days of June 1, 2016, upon the exercise of stock options; and (iii) for each person or group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 24,118,491 shares of common stock outstanding on June 1, 2016, plus the number of shares of common stock that such person or group has the right to acquire within 60 days of June 1, 2016.
(2)	Includes 49,582 shares of common stock, which Dr. Simpson has the right to acquire upon exercise of outstanding options exercisable within 60 days of June 1, 2016.
(3)	Includes 39,059 shares of common stock, which Mr. Purpura has the right to acquire upon exercise of outstanding options exercisable within 60 days of June 1, 2016.
(4)	Includes 24,675 shares of common stock, which Ms. Keck has the right to acquire upon exercise of outstanding options exercisable within 60 days of June 1, 2016, and 62 shares held in a joint account with her spouse.
(5)	Includes 113,854 shares of common stock, which Dr. Stoll has the right to acquire upon exercise of outstanding options exercisable within 60 days of June 1, 2016.
(6)	Includes 40,000 shares of common stock, which Mr. Rueckert has the right to acquire upon exercise of outstanding options exercisable within 60 days of June 1, 2016.
(7)	Includes 40,000 shares of common stock, which Dr. Taglietti has the right to acquire upon exercise of outstanding options exercisable within 60 days of June 1, 2016.
(8)	As of March 9, 2015, Mr. Graham is no longer employed by us.
(9)	Includes 337,316 shares of common stock, which certain directors and executive officers have the right to acquire upon exercise of outstanding options exercisable within 60 days of June 1, 2016.

CORPORATE GOVERNANCE

Board of Directors. We have five directors serving on the Board of Directors. Until April 3, 2016, the Board of Directors was comprised of seven members. On April 3, 2016, Laura A. Philips resigned from the Board. On April 4, 2016, Dennis H. Langer resigned from the Board. The Board is currently conducting a search to identify a new Class II director to fill the vacancy created by the resignation of Dr. Philips, but does not intend to fill the vacancy created by the resignation of Dr. Langer. Accordingly, we expect the Board to be comprised of six directors following the identification of a new Class II director. The Board of Directors oversees the business affairs of the Company and monitors the performance of management. In accordance with our corporate governance principles, our Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chairman of the Board, Roger G. Stoll, Jennifer K. Simpson, in her capacity as Director and Chief Executive Officer, or CEO, and other key executives, and by reading the reports and other materials that management sends them and by participating in Board and committee meetings. Our directors hold office until their successors have been elected and qualified unless the director resigns or is removed or by reason of death or other cause is unable to serve in the capacity of director.

Board Independence. The Board has determined that three of our five directors (each of Harold S. Koplewicz, William D. Rueckert and Marco Taglietti) are “independent” directors within the meaning of the NASDAQ listing rules. Laura A. Philips and Dennis H. Langer, each of whom is a former director who resigned in April 2016, were also independent directors. The Board expects that the new Class II director for whom it is currently conducting a search will also be an independent director, resulting in two-thirds of the Board (four of six directors) comprised of independent directors. It is the policy of the Board to remain comprised at least two-thirds of independent directors in the future.

Attendance. The Board of Directors met 7 times in 2015 (including regularly scheduled and annual meetings). During 2015, each director attended at least 75% of the aggregate of: (i) the total number of meetings of the Board (held during the period for which he or she served as a director) and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served (held during the period that he or she served). It is Delcath’s policy that, absent unusual or unforeseen circumstances, all directors are expected to attend annual meetings of stockholders, and all attended our 2015 Annual Meeting.

Board Leadership Structure. Roger G. Stoll, Ph.D. was appointed Executive Chairman effective September 2014 and designated Chairman in connection with the appointment of Dr. Simpson as director effective October 2015. Dr. Stoll has been a member of the Board of Directors since 2008.

It is our policy to separate the Chairman and Chief Executive Officer roles. We believe this structure is appropriate for Delcath because it allows our President and CEO to concentrate on Delcath’s day-to-day operations, while providing for effective oversight by the Chairman, who is involved in strategic and key matters, such as business strategy, major transactions and the broader business of Delcath. For a company like Delcath that is focused on the development, approval and commercialization of a specialized product in an extremely technical, highly regulated and intensely competitive industry, we believe our President and CEO is in the best position to lead our management team, in part because of the depth of her experience in conducting clinical trials in oncology, and to respond to the current pressures and needs of a company the stage of growth and development of Delcath, with assistance from our Chairman who also focuses the Board’s attention on the broader issues of corporate business strategy and corporate governance. We believe that splitting the roles between Chairman, on the one hand, and President and CEO, on the other hand, minimizes any potential conflicts that may result from combining the roles of CEO, President and Chairman, and maximizes the effectiveness of our management and governance processes to the benefit of our stockholders. Our President and CEO and Chairman regularly consult with each other as part of this structure.

Board’s Role in Risk Oversight. The Board as a whole is responsible for risk oversight, with reviews in certain areas being conducted by the relevant Board committees. Each of the Board’s committees oversees the management of risks associated with their respective areas of responsibility. In performing this oversight function, the committees are assisted by management which provides visibility about the identification, assessment and monitoring of potential risks and management’s strategy to mitigate such risks. Key members of management responsible for a particular area report directly to the Board committee charged with oversight of the associated function and, if the circumstances require, the whole Board. The Board committees review various risk exposures with the full Board and otherwise keep the full Board abreast of the committees’ risk oversight activities throughout the year, as necessary or appropriate.

Risk Assessment of Compensation Programs. Our Compensation and Stock Option Committee annually evaluates whether our compensation programs encourage excessive risk-taking by employees at the expense of long-term Company value. Based upon its assessment, including a review of the overall annual award limitations and individual annual limitations in the Declath 2009 Stock Incentive Plan and the Compensation Committee’s role in the consideration and approval of certain awards, the Compensation and Stock Option Committee does not believe that our compensation programs encourage excessive or inappropriate risk-taking, motivate imprudent risk-taking or create risks that are reasonably likely to have a material adverse effect on the Company.

Director Continuing Education. We require our directors to attend, at least annually, educational programs provided by various universities, stock exchanges and other regulatory agencies to assist our directors in maintaining or enhancing their skills and abilities as directors and to update their knowledge and understanding of the pharmaceutical, medical device and biopharma industries and the regulatory environment in which Delcath operates and to which it is subject.

Board Committees. Our Board has three standing committees: an Audit Committee, a Compensation and Stock Option Committee and a Nominating and Corporate Governance Committee. No individual director is the chairman of more than one committee.

Audit Committee. The Audit Committee provides assistance to the Board in fulfilling its oversight responsibilities with respect to the Company’s financial statements, the Company’s system of internal accounting and financial controls and the independent audit of the Company’s financial statements. Functions of the Audit Committee include:

•	the selection, evaluation and, where appropriate, replacement of our outside auditors;

•	an annual review and evaluation of the qualifications, performance and independence of our outside auditors;

•	the approval of all auditing services and permitted non-audit services provided by our outside auditors;

•	the review of the adequacy and effectiveness of our accounting and internal controls over financial reporting; and

•	the review and discussion with management and with our outside auditors of the Company’s financial statements to be filed with the Securities and Exchange Commission (the “SEC”).

The Board has determined that William D. Rueckert (Chair) and Marco Taglietti each qualify as an “audit committee financial expert” as defined by SEC rules. During 2015, the Audit Committee, which was then comprised of William D. Rueckert (Chair), Dennis H. Langer and Laura A. Philips, met six times. Drs. Koplewicz and Taglietti joined the Audit Committee on April 6, 2016. Each of Mr. Rueckert and Drs. Langer, Philips, Koplewicz and Taglietti is “independent” within the meaning of the NASDAQ listing rules and otherwise meets the financial statement proficiency requirements of the NASDAQ listing rules. The Audit Committee has a written charter, which is available on our website; go to www.delcath.com, click on “Investors,” then “Corporate Governance.”

Compensation and Stock Option Committee. The Compensation and Stock Option Committee (the “Compensation Committee”) assists the Board of Directors in the discharge of the Board’s responsibilities with respect to the compensation of Delcath’s directors, executive officers, and other key employees and consultants. The Compensation Committee establishes our overall compensation philosophy and is authorized to approve the compensation payable to our executive officers, including our named executive officers, and other key employees, including all perquisites, equity incentive awards, cash bonuses, and severance packages. The Compensation Committee also administers certain of our employee benefit plans, including its equity incentive plans, and is responsible for assessing the independence of compensation consultants and legal advisors prior to engagement. The Compensation Committee exercises sole power to retain compensation consultants and advisors and to determine the scope of the associated engagements.

The current members of the Compensation and Stock Option Committee are Marco Taglietti (Chair) and William D. Rueckert, each of whom is “independent” within the meaning of the NASDAQ listing rules. During 2015, the Compensation and Stock Option Committee, which was then comprised of Laura A. Philips (Chair), Dennis H. Langer and Marco Taglietti, met seven times. On April 6, 2016, Dr. Taglietti became Chair of, and Mr. Rueckert joined, the Compensation and Stock Option Committee. The Compensation and Stock Option Committee has a written charter, which is available on our website; go to www.delcath.com, click on “Investors,” then “Corporate Governance.”

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (the “Nominating Committee”) is responsible for identifying individuals qualified to become Board members, and recommends to the Board the director nominees to be proposed by the Board for election by the stockholders (as well as any director nominees to be appointed by the Board to fill interim vacancies). The Nominating Committee also recommends the directors to be selected for membership on each Board committee.

The Nominating Committee is also responsible for developing and recommending to the Board appropriate corporate governance guidelines and policies, and for leading the Board in its annual review of the Board’s performance.

The current members of the Nominating Committee are Harold S. Koplewicz (Chair), William D. Rueckert and Marco Taglietti, each of whom is “independent,” within the meaning of the NASDAQ listing rules. During 2015, the Nominating Committee, whose membership is currently the same as in 2015, met one time. The Nominating Committee has a written charter, which is available on our website; go to www.delcath.com, click on “Investors,” then “Corporate Governance.”

The Nominating Committee, with, when it deems it necessary, the assistance of a third-party search firm, identifies candidates for director nominees. In considering candidates for the Board, the Nominating Committee considers each candidate’s credentials as a whole, including, but not necessarily limited to, outstanding achievement in a candidate’s personal career, broad and relevant experience, integrity, sound and independent judgment, experience and knowledge of the business environment and markets in which the Company operates, business acumen, and willingness and ability to devote adequate time to Board duties. The Nominating Committee considers the diversity of its members in the context of the Board as a whole, including the personal characteristics, experience and background of directors and nominees to facilitate Board deliberations that reflect a broad range of perspectives.

Recommendations by Stockholders of Director Nominees. The Nominating Committee will consider any recommendation by a stockholder of a candidate for nomination as a director. If a stockholder wants to recommend a director candidate for consideration by the Nominating Committee, the stockholder should submit the name of the proposed nominee, together with the reasons why the stockholder believes the election of the candidate would be beneficial to the Company and its stockholders and the information about the nominee that would be required in a proxy statement requesting proxies to vote in favor of the candidate. The stockholder’s submission must be accompanied by the written consent of the proposed nominee to being nominated by the Board and the candidate’s agreement to serve if nominated and elected. Any such submission should be directed to the Nominating Committee at Delcath’s principal office, 1633 Broadway, Suite 22C, New York, New York

10019. If a stockholder intends to nominate a person for election to the Board of Directors at an annual meeting, the stockholder must provide Delcath with written notice of his or her intention no later than the deadline for receiving a stockholder proposal for inclusion in Delcath’s proxy statement for such meeting (as described below under the heading “Stockholder Proposals For the 2017 Annual Meeting”) and must otherwise comply with our amended and restated certificate of incorporation. Copies of any recommendation received in accordance with these procedures will be distributed to each member of the Nominating Committee. One or more members of the Nominating Committee may contact the proposed candidate to request additional information.

Stockholder Communications with the Board of Directors. Any stockholder wishing to communicate with the Board or with any specified director should address his or her communication to the Board of Directors or to the particular director(s) in care of the Corporate Secretary, Delcath Systems, Inc., 1633 Broadway, Suite 22C, New York, New York 10019. All such written communication, other than items determined by our legal counsel to be inappropriate for submission to the intended recipient(s), will be submitted to the Board or to the particular director(s). Any stockholder communication not so delivered, will be made available upon request to any director. Examples of stockholder communications that would be considered inappropriate for submission include, without limitation, customer complaints, business solicitations, product promotions, job inquiries, junk mail and mass mailings, as well as material that is unduly hostile, threatening, illegal or similarly unsuitable.

Transactions with Related Persons. We have adopted a written policy for the review and approval or ratification of transactions between Delcath and Related Parties (as defined below). Under the policy, our Nominating Committee will review the material facts of proposed transactions involving Delcath in which a Related Party will have a direct or indirect material interest. The Nominating Committee will either approve or disapprove Delcath’s entry into the transaction or, if advance approval is not feasible, will consider whether to ratify the transaction. The Nominating Committee may establish guidelines for ongoing transactions with a Related Party, and will review such transactions at least annually. If the aggregate amount of the transaction is expected to be less than $200,000, such approval or ratification may be made by the Chair of the Committee. In determining whether to approve or ratify a transaction with a Related Party, the Nominating Committee (or Chair) will consider, among other factors, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party and the extent of the Related Party’s interest in the transaction.

Certain transactions are deemed pre-approved under the policy, including compensation of executive officers and directors (except that employment of an immediate family member of an executive officer requires specific approval), and transactions with a company at which the Related Party’s only relationship is as a non-officer employee, director, or less than 10% owner if the aggregate amount involved does not exceed 2% of such company’s total annual revenues (or, in the case of charitable contributions by Delcath, 2% of the charity’s total annual receipts). Pre-approval is not required if the amount involved in the transaction is not expected to exceed $120,000 in any calendar year.

For purposes of the policy, a Related Party is generally anyone who since the beginning of the last full fiscal year is or was an executive officer, director or director nominee, owner of more than 5% of the common stock, or immediate family member of any of such persons.

No related person transactions occurred during 2015.

Compensation Committee Interlocks and Insider Participation. During 2015, Laura A. Philips (Chair), Marco Taglietti and Dennis H. Langer served as members of our Compensation and Stock Option Committee. None of the current members or members serving during 2015 of the Compensation and Stock Option Committee is a current or former officer or employee of Delcath at the time of their service on the Compensation and Stock Option Committee, nor did any Compensation and Stock Option Committee member engage in any “related person” transaction that would be required to be disclosed under Item 404 of Regulation S-K. During 2015, none of Delcath’s executive officers served on the compensation committee (or equivalent) or on the board of directors of another entity whose executive officers served on the Compensation and Stock Option Committee or our Board of Directors.

Code of Ethics. We maintain a Code of Business Conduct and Ethics (Code) that applies to all employees, including our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions, and including our independent directors, who are not employees of the Company, with regard to their Delcath-related activities. The Code incorporates guidelines designed to deter wrongdoing and to promote honest and ethical conduct and compliance with applicable laws, rules and regulations. The Code also incorporates our expectations of our employees that enable us to provide accurate and timely disclosure in our filings with the SEC and other public communications. In addition, the Code incorporates guidelines pertaining to topics such as complying with applicable laws, rules, and regulations; insider trading; reporting Code violations; and maintaining accountability for adherence to the Code. The full text of our Code is published on our web site at http://delcath.com/investors/governance. We intend to disclose future amendments to certain provisions of our Code, or waivers of such provisions granted to our principal executive officer, principal financial officer or principal accounting officer and persons performing similar functions on our web site.

PROPOSAL 1: ELECTION OF DIRECTORS

Following the Annual Meeting, we expect our Board of Directors to consist of five directors divided into three equal classes. The Board is currently conducting a search to identify a new Class II director to fill the vacancy created by the resignation of Laura A. Phillips on April 3, 2016. The Board does not intend to fill the vacancy created by the resignation of Dennis H. Langer on April 4, 2016. Accordingly, we expect the Board to be comprised of six directors following the identification of a new Class II director. Directors hold office for staggered terms of three years (and until their successors are elected and qualified). One of the three classes is elected each year to succeed the directors whose terms are expiring. At the Annual Meeting, two Class I directors will be elected to the Board. William D. Rueckert and Marco Taglietti are currently serving as Class I directors and have been nominated for re-election to the Board as Class I directors by our Board of Directors upon the recommendation of the Nominating Committee. Each nominee has consented to be named as a nominee and to serve if elected. Should any of the nominees become unable to serve as a director (which the Board does not expect), the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

VOTE REQUIRED

Assuming a quorum is met, the nominees receiving the highest number of affirmative votes of shares present or represented by proxy and entitled to vote on such matter shall be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF WILLIAM D. RUECKERT AND MARCO TAGLIETTI, M.D.

This proposal will be effective upon its approval by our stockholders at the Annual Meeting and is not conditioned upon the approval by our stockholders of any other proposal. As each proposal will be presented to our stockholders at the Annual Meeting in the order presented herein, if this proposal is approved by our stockholders, it will become effective FIRST.

Information About Directors and Director Nominees. The following table sets forth certain information about our directors standing for re-election and about our directors whose terms will continue after the Annual Meeting.

Name	Age	Position with Delcath	Director Since
Class I Directors—Nominees to serve as Class I Directors for terms expiring at the 2019 Annual Meeting
William D. Rueckert	63	Director	2014
Marco Taglietti, M.D.	56	Director	2014

Class II Directors—Terms expiring at the 2017 Annual Meeting
Harold S. Koplewicz, M.D.	63	Director	2006

Class III Directors—Terms expiring at the 2018 Annual Meeting
Roger G. Stoll, Ph.D.	73	Chairman	2008
Jennifer K. Simpson, Ph.D.	47	Director	2015

Board Nominees—Class I Directors

William D. Rueckert was appointed as a Director in December 2014. Mr. Rueckert has served on many public and private corporate boards in both the life science and banking industries. He is currently President of Oyster Management Group, LLC, an investment partnership specializing in community banking. From 2007 until 2012 he served on the board of Novogen Ltd. (ASX, NASDAQ) a biotechnology company based in Sydney, Australia. He acted as Chairman from 2010 until 2012, and as acting CEO led the restructuring of the company, spinning off its major subsidiary, Marshall Edwards, Inc. (now MEI Pharma, Inc. NASDAQ.) He is currently a director of MEI Pharma, Inc. (NASDAQ), a San Diego based company that is developing novel oncology therapies. Until its sale to H. Lundbeck A/S, he was a director of Chelsea Therapeutics International, Ltd. (NASDAQ) whose drug candidate, Northera, was approved by the FDA in 2014. He has also served on the boards of several banks including Westport Bank and Trust, Lafayette American Bank and Hudson United Bank (all NASDAQ.) He currently serves on the board of Fairfield County Bank, a mutually owned, community bank based in Ridgefield, Connecticut, and Bleachers, Inc., a privately held company that streams live and archived sports and entertainment events from independent schools. Among his civic associations, Mr. Rueckert is a Director and President of the Cleveland H. Dodge Foundation, Co-Chairman of the Board of Trustees of Teachers College, Columbia University, a Director of the Y Retirement Fund, a Trustee of International House, an Emeritus Director of the YMCA of Greater New York and a Director of Wave Hill, Inc. He earned a BA in Spanish in 1977 from the University of New Hampshire. The Nominating Committee considered Mr. Rueckert’s experience and qualifications, in addition to his relevant executive management and operational pharmaceutical experience, as well as the overall composition of the Board, in making the determination that Mr. Rueckert should be a nominee for director of Delcath.

Dr. Marco Taglietti, M.D. was appointed as a Director in December 2014. Dr. Taglietti serves as CEO and on the Board of Directors of NASDAQ-listed SCYNEXIS, Inc., a pharmaceutical company committed to the discovery, development and commercialization of novel anti-infectives; and NephroGenex, Inc., a pharmaceutical company focused on the development of therapeutics to treat kidney disease. Prior to its acquisition in February 2014, Dr. Taglietti served as Executive Vice President, Research and Development, and Chief Medical Officer of Forest Laboratories. He also served as President of the Forest Research Institute. Prior to joining Forest Labs in 2007, Dr. Taglietti held the position of Senior Vice President, Head of Global Research and Development, at Stiefel Laboratories, Inc. for three years. He joined Stiefel after 12 years at Schering-Plough Corporation where he last held the position of Vice President, Worldwide Clinical Research for Anti-Infectives, Oncology, CNS, Endocrinology and Dermatology. Dr. Taglietti began his career at Marion Merrell Dow Research Institute. He received his medical degree and board certifications from the University of Pavia in Italy. The Nominating Committee considered Dr. Taglietti’s experience and qualifications, in addition to his relevant executive management and operational pharmaceutical experience, as well as the overall composition of the Board, in making the determination that Dr. Taglietti should be a nominee for director of Delcath.

Continuing Directors

Class II Directors—Terms Expiring at the 2017 Annual Meeting.

Harold S. Koplewicz, M.D., was appointed a Director in September 2006 and served as Chairman of the Board from February 2007 to September 2013. He is one of the nation’s leading child and adolescent psychiatrists, honored by the American Psychiatric Association, the American Society for Adolescent Psychiatry and the American Academy of Child & Adolescent Psychiatry. In November 2009, he founded and became the President of the Child Mind Institute, the nation’s only independent nonprofit dedicated to transforming mental health care for the world’s children. In May 2006, he was appointed by then-New York Governor George Pataki to the position of Director of the Nathan S. Kline Institute for Psychiatric Research, where he was the third person to hold this position since the institution’s founding in 1952. During his tenure, which ended January 2011, he doubled the amount of federal funding for NKI. In 2007, Dr. Koplewicz became the first Vice Dean of External Affairs at the NYU Langone Medical Center. Under his leadership, over $500 million in philanthropic support was raised for the Medical Center. Dr. Koplewicz founded the NYU Child Study Center in 1997 and served as its Director for twelve years. Under his leadership, the NYU Child Study Center made remarkable contributions to the field through expert clinical care, a robust research portfolio, and advocacy for child mental health. A graduate of Albert Einstein College of Medicine, Dr. Koplewicz completed his psychiatric residency at New York Hospital Westchester Division, a fellowship in Child Psychiatry at Columbia University’s College of Physicians and Surgeons, a NIHM Research Fellowship at the New York State Psychiatric Institute, and the Executive Program in Health Policy and Management at Harvard University’s School of Public Health. He has served as a member of the National Board of Medical Examiners and as a Commissioner of the New York State Commission on Youth, Crime and Violence and Reform of the Juvenile Justice System. Since 1997, he has been Editor-in-Chief of the Journal of Child and Adolescent Pyschopharmacology. He has also served as a member of the of the working group organized by the U.S. Assistant Surgeon General and the U.S. Department of Health and Human Services to address the effects of terrorism on children’s mental health. The Nominating Committee considered Dr. Koplewicz’s experience and qualifications, in addition to his leadership skills and valuable insights in the medical field, as well as the overall composition of the Board, in making the determination that Dr. Koplewicz should serve as a director of Delcath.

Class III Directors—Terms Expiring at the 2018 Annual Meeting.

Roger G. Stoll, Ph.D. was appointed as a Director in December 2008, Executive Chairman in September 2014 and has served as our Chairman since October 1, 2015. From 2002 to 2008, he served as Chairman, Chief Executive Officer and President of Cortex Pharmaceuticals, Inc. (OTCBB: CORX). In August 2008, he was appointed Executive Chairman of its board. He retired from Cortex Pharmaceuticals in August, 2012. From 2001 to 2002, he was a consultant to several east coast venture capital firms and startup ventures. From 1998 to 2001, he was Executive Vice President of Fresenius Medical Care-North America, in charge of the dialysis products division and the diagnostic systems business units, which included hemodialysis machines and dialysis filters equipment. From 1991 to 1998, Dr. Stoll was Chief Executive of Ohmeda, a global leader in anesthetic agents, critical care drugs and related operating room equipment and devices. He also served on the boards of directors of St. Jude Medical and the BOC Group, plc. From 1986 to 1991, Dr. Stoll held several executive management positions at Bayer, AG, including Executive Vice-President and General Manager for its worldwide Diagnostic Business Group. Prior to that, Dr. Stoll worked for American Hospital Supply Corp., where he rose from Director of Clinical Pharmacology to President of its American Critical Care Division. He began his pharmaceutical career at the Upjohn Company in 1972. Dr. Stoll obtained his B.S. in Pharmacy from Ferris State University, obtained a Ph.D. in Biopharmaceutics and Drug Metabolism at the University of Connecticut and was a post-doctoral fellow for two years at the University of Michigan. From 2008 and until its sale to H. Lundbeck A/S, Dr. Stoll served on the board of directors of Chelsea Therapeutics (NASDAQ: CHTP) and was a member of that board’s audit and compensation committees. Dr. Stoll in the past also served on the boards of Questcor and Agensys, HIMA and PMA (now PhRMA). Dr. Stoll also serves on the School of Pharmacy Advisory Board of the University of Connecticut. The Nominating Committee considered Dr. Stoll’s experience and qualifications, in addition to his relevant executive management and operational pharmaceutical and medical device experience, as well as the overall composition of the Board, in making the determination that Dr. Stoll should serve as director of Delcath.

In addition, information concerning Jennifer K. Simpson, one of our Directors and our President and Chief Executive Officer, is provided under “—Information About Executive Officers”

Director Compensation—2015. The Compensation Committee reviews and recommends to the Board of Directors appropriate director compensation programs for service as directors, committee chair, and committee members. The following table summarizes the Board of Directors compensation framework until June 10, 2015:

Name	Chairperson Retainer(1)(3)	Member Retainer(1)	Fee per Meeting (in person)(2)	Fee per Meeting (via telephone)
Board of Directors	$ —	$30,000	$1,000/$2,000	$500
Audit Committee	$16,000	$ —	$1,500	$1,500
Compensation Committee	$12,000	$ —	$1,000	$1,000
Nominating Committee	$12,000	$ —	$1,000	$1,000

(1)	All cash retainers were paid on a quarterly basis.
(2)	The fee per meeting was $1,000 for all board members except the Board Chair who received a $2,000 fee per meeting.
(3)	After Dr. Stoll’s appointment as Executive Chairman in September 2014, we no longer paid a Board of Directors Chairperson retainer or meeting fees. In lieu of such payments, Dr. Stoll receives $10,000 per month for his services as Executive Chairman, as well as temporary housing assistance.

In addition, non-employee directors were each granted 20,000 shares of restricted stock and 30,000 stock options on June 10, 2015. The stock options had an exercise price equal to the closing price per share of our common stock on June 10, 2015.

Effective June 10, 2015, the Compensation Committee recommended to the Board, and the Board approved, a revised framework for director compensation. In lieu of per-meeting fees, non-employee directors of the Company are paid an annual retainer of $43,000 and certain additional annual retainers for chairing or serving as a member of the committees of the Board as follows:

Name	Annual Retainer
Board Service	$43,000
Chair of Audit Committee	$20,000
Member of Audit Committee	$8,000
Chair of Compensation and Stock Option Committee	$12,000
Member of Compensation and Stock Option Committee	$5,000
Chair of Nominating and Corporate Governance Committee	$8,000
Member of Nominating and Corporate Governance Committee	$4,000

Dr. Stoll continued to receive $10,000 per month for his services as Executive Chairman, in lieu of the retainers described above, until September 2015. In connection with the determination to change Dr. Stoll’s designation from Executive Chairman to Chairman effective October 1, 2015, Dr. Stoll’s annual retainer fee as Director and Chairman of the Board was modified to $68,000 per annum effective October 1, 2015.

Additionally, we reimburse all non-employee directors for their reasonable out-of-pocket travel expenses incurred in attending meetings of our Board of Directors or any committees of the Board.

The following table sets forth the compensation awarded to, earned by or paid to each non-employee director who served on our Board of Directors in 2015.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)	All Other Compensation	Total
Harold S. Koplewicz. M.D.	$49,500	$23,800	$23,912	—	$97,212
Dennis H. Langer, M.D., J.D.	$52,944	$23,800	$23,912	—	$100,656
Laura A. Philips, Ph.D., M.B.A.	$60,667	$23,800	$23,912	—	$108,379
William D. Rueckert	$63,167	$23,800	$23,912	—	$110,879
Roger G. Stoll, Ph.D.(3)	$17,000	$23,800	$23,912	—	$64,712
Marco Taglietti, M.D.	$47,222	$23,800	$23,912	—	$94,934

(1)	The amounts included in the “Stock Awards” column represent the grant date fair value for each director’s restricted stock awards granted during the fiscal year ended December 31, 2015. Each director was granted 20,000 shares of restricted stock at $1.19, the closing price of Delcath’s common stock on June 10, 2015.
(2)	The amounts included in the “Option Awards” column represent the grant date fair value for each director’s stock option award granted during the fiscal year ended December 31, 2015, computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification (“FASB ASC”) Topic 718. Each director was granted 30,000 stock options at $1.19, the closing price of Delcath’s common stock on June 10, 2015.

(3)	The amounts included for Dr. Stoll exclude compensation prior to October 2015, when his designation was changed from Executive Chairman to Chairman. Compensation earned in connection with his position as Executive Chairman are described below under “—Executive Compensation.”

Information About Our Executive Officers. The following table provides information concerning the current executive officers of Delcath.

Name	Age	Office Currently Held
Jennifer K. Simpson, Ph.D.	47	President and Chief Executive Officer
Barbra C. Keck, M.B.A.	38	Senior Vice President, Finance, Principal Accounting Officer, Principal Financial Officer and Secretary
John Purpura	54	Executive Vice President, Regulatory Affairs and Quality Assurance

The following is a brief description of the business experience of the following officers:

Jennifer K. Simpson was appointed as a Director in October 2015. Dr. Simpson joined Delcath as Executive Vice President, Global Marketing in March 2012 and was promoted to Executive Vice President, Global Head of Business Operations in April 2013 and Interim Co-President and Co-Chief Executive Officer, Executive Vice President, Global Head of Business Operations in September 2013. In September 2014, Dr. Simpson was named Interim President and Chief Executive Officer and named President and Chief Executive Officer in October 2015. From May 2011 to March 2012, Dr. Simpson served as the Vice President, Global Marketing, Oncology Brand Lead at ImClone Systems, Inc. (a wholly owned subsidiary of Eli Lilly and Company), where she was responsible for all product commercialization activities and launch preparation for one of the late-stage assets. From June 2009 to May 2011, Dr. Simpson served as the Vice President, Product Champion and from 2008 to 2009 as the Associate Vice President, Product Champion for ImClone’s product Ramucirumab. From 2006 to 2008, Dr. Simpson served as Product Director, Oncology Therapeutics Marketing at Ortho Biotech (now Janssen Biotech), a Pennsylvania-based biotech company that focuses on innovative solutions in immunology, oncology and nephrology. Earlier in her career, Dr. Simpson spent over a decade as a hematology/oncology nurse practitioner and educator. Dr. Simpson earned a Ph.D. in Epidemiology from the University of Pittsburgh, an M.S. in Nursing from the University of Rochester, and a B.S. in Nursing from the State University of New York at Buffalo.

Barbra C. Keck joined Delcath as Controller in January 2009, was promoted to Vice President in October 2009 and to Senior Vice President in March 2015. Prior to joining Delcath, she was an audit assistant with Deloitte & Touche, LLP from August 2008 to December 2008. From June 2006 to August 2008, Ms. Keck was the Assistant to the Vice President and Dean of Baruch College, Zicklin School of Business, and from September 2005 to May 2006 she was the Donor Relations and Communications Manager for Young Audiences New York. From 2002 to 2005, Ms. Keck was the Manager, UD Arts Series at the University of Dayton, where she also served as the Manager, Arts and Cultural Events from 1999 to 2002. Between those positions, from 2002 to 2003, she was the Director of Teacher Programs at the Muse Machine. Ms. Keck served as the General Manager of Dayton Bach Society and the Manager of UD Arts Series from 1999 to 2002. She earned her M.B.A. in Accountancy from Baruch College and Bachelor of Music in Music Education from the University of Dayton.

John Purpura joined Delcath as Executive Vice President, Regulatory Affairs and Quality Assurance in November 2009. Prior to joining Delcath, he was with Bracco Diagnostics (formerly E-Z-EM, Inc.) as Vice President and then Executive Director of International Regulatory Affairs from 2007 to 2008 and Head of Regulatory Affairs for North America and Latin America from 2008 to 2009. Prior to E-Z-EM, Inc., Mr. Purpura had an 11-year career with Sanofi-Aventis, ultimately serving as Associate Vice President for Regulatory CMC from 2005 to 2007. From 1985 to 1995, he had various quality and regulatory management roles with Bolar Pharmaceuticals, Luitpold Pharmaceuticals and Eon Labs Manufacturing. He earned his M.S. in Management & Policy and B.S. degrees in Chemistry and Biology at the State University of New York at Stony Brook.

Executive Compensation

Our Compensation Committee is responsible for formulating and establishing our overall compensation philosophy with respect to our executive officers. The Company believes that a strong executive management team comprised of talented individuals in key positions at the Company is critical to the development and growth of our business and to increasing stockholder value. Accordingly, a key objective of executive compensation is to attract and retain talented and experienced individuals, while motivating them to perform and make decisions consistent with the Company’s business objectives, goals and culture. We emphasize pay-for-performance by linking executive compensation to Company performance. For each executive, the amount of pay that is actually realized is primarily driven by the Company’s performance and each executive’s contribution to that performance.

Our Compensation Committee engaged an independent compensation consulting firm, Pearl Meyer, to assist with the formulation of our executive compensation programs for 2015.

Our Compensation Committee considers the input it receives from our stockholders when designing and evaluation our executive compensation practices. At our 2015 annual meeting of stockholders, our stockholders approved, on an advisory basis, the 2014 compensation of our executive officers described in our 2015 proxy statement. Approximately 80% of the votes present or represented and entitled to vote on the matter were voted “For” such advisory “say-on-pay” approval.

Compensation Components. The three primary components of executive compensation are base salary, annual incentive cash awards and long-term equity incentive awards:

•

Base Salary. We pay our executive officers a base salary, which our Compensation Committee reviews and determines annually. Base salaries are used to compensate our executive officers for performing the core responsibilities of their positions and to provide them with a level of security with respect to a portion of their total compensation. Base salaries are set in part based on the executive’s unique skills, experience and expected contribution to the Company, as well as individual performance, including the impact of such performance on our business results, and the period of the executive’s performance. Decisions regarding base salary increases take into account the executive’s current base salary, third-party benchmark and survey data, and the salary compensation paid to executive officers within and outside the Company, as well as the Company’s overall performance and its success in achieving its operational and strategic goals and objectives, and the executive officer’s contribution to Company performance.

•

Annual Incentive Cash Awards. Annual incentive compensation is intended to establish a direct correlation between annual cash awards and the performance of the Company. The Company’s Annual Incentive Plan (“AIP”) is an annual incentive cash bonus plan designed to align the interests of participants with the interests of the Company and its stockholders. The AIP is designed to strengthen the link between a participant’s pay and his or her overall performance and the Company’s performance, focus participants on critical individual and corporate objectives, offer a competitive cash incentive, and encourage and reward performance and competencies critical to the Company’s success.

•

Long-Term Incentive Compensation. In addition to using base salaries and annual incentive cash bonuses, which our Compensation Committee views as short-term compensation, a portion of our executive compensation is in the form of long-term equity compensation. Our Long-Term Incentive Plan (“LTIP”) is an annual equity-based incentive plan designed to align participants’ interests with those of the Company and its stockholders by rewarding participants for their contributions to the long-term success of the Company. The LTIP is designed to incentivize Company leaders to focus on the long-term performance of the Company, offer participants competitive, market-based long-term incentive award opportunities, and strengthen the link between a participant’s compensation and his or her overall performance and the Company’s overall performance. We believe the LTIP assists us in achieving an appropriate balance between our short- and long-term.

Base Salary. In addition to her annual base salary increase, Ms. Simpson received a salary increase of $25,000 in connection with her appointment to the role of President and Chief Executive Officer in October 2015. In addition, Ms. Keck received a salary increase of $25,000 in connection with her appointment to the role of Senior Vice President, Finance in March 2015 and Mr. Purpura received a salary increase of $25,000 in March 2015 to bring his salary more in line with competitive pay practices for this position.

The following table summarizes the amount of base salary and year-over-year increase for each of our named executive officers for 2014 and 2015.

Executive	Hire Date	2014 Base Salary	Percent Increase in 2015	2015 Base Salary
Jennifer K. Simpson, Ph.D.	3/23/2012	$348,000	22.7%	$427,000
Barbra C. Keck, M.B.A.	1/5/2009	$215,000	11.6%	$240,000
John Purpura, M.S.	11/16/2009	$245,568	10.2%	$270,569
Peter J. Graham, J.D.(1)	4/20/2010	$330,154	0.0%	$330,154

(1)	Mr. Graham’s employment ended on March 9, 2015.

Annual Incentive Plan. Under the AIP, annual incentive target award opportunities are expressed as a percentage of a participant’s actual base salary for the performance year, beginning January 1. The following table sets forth, for each executive, the applicable target bonus percentage of base salary to which each executive could have been entitled:

	Target Incentive Bonus Opportunity		2015 Incentive Award Earned
Executive	Target Bonus Expressed as % of Base Salary	Dollars ($)	Actual Payout as a % of Target Bonus	Dollars ($)
Jennifer K. Simpson, Ph.D.	50%	$213,500	51%	$108,885
Barbra C. Keck, M.B.A.	35%	$84,000	51%	$42,840
John Purpura, M.S.	40%	$108,228	51%	$55,196
Peter J. Graham, J.D.(1)	40%	$132,062	10%	$12,548

(1)	Mr. Graham’s employment ended on March 9, 2015.

In connection with her appointment at President and Chief Executive Officer, Dr. Simpson’s target percentage was increased to 50%. In connection with her appointment as SVP, Finance, Ms. Keck’s target percentage was increased to 35%. If earned, AIP awards are generally paid on or before March 15 of the immediately following fiscal year. Typically under our annual incentive plan, actual awards range from 0% to a maximum of 100% of the total award opportunity. No AIP awards will be paid to a participant under the AIP if the participant is placed on a performance enhancement plan.

For 2015, AIP goals were based entirely on Company performance as noted in the table below to focus all the executives on the same critical challenges facing the Company.

Company performance in 2015 was measured based upon achievement of objectives in the following areas: (1) Clinical Trials; (2) Capital; and (3) Sales. The table below summarizes the corporate performance in 2015, the assigned weighting and the actual achievement for each area:

Performance Measure	Weighting	Summary of Target Goals	Actual Performance	Percentage Earned (as% of Target Goals)
Clinical Trials – P2	30%	• Enrollment of a total of 18 patients in P2 HCC/ICC program	• 9 patients enrolled.	17%

Clinical Trials – P3	30%	• Clearance by the FDA and treatment of the first patient within 60 days of clearance by the FDA	• The first patient was treated in February 2016.	100%

Cash Management	5%	• Achieve guidance of $5M - $6M per quarter for 2015.	• Actual operating cash spend of $3.2M - $4.5M per quarter exceeded our target goal.	100%

Capital	30%	• Raise sufficient funds to allow for development of key clinical programs and meet the administrative and capital needs of the Company for 2016.	• Actual cash balance was $12.6 million at December 31, 2015.	17%

Sales	5%	• Achieve sales for 2015 of at least $1.3 million	• Actual sales were $1.7 million for 2015.	120%

Total Percentage Earned (as a % of Target Goals)				51%

Long Term Incentive Plan. Grants under the LTIP are typically comprised of a mix of restricted stock and stock option awards granted in the first quarter of each year with the number of shares subject to the awards designed to deliver a competitive value targeted at the 50th percentile of the executive compensation comparison group. These guidelines are reviewed periodically based on prevailing compensation comparison group levels, however, and the Compensation Committee then uses these guidelines to determine long-term equity incentive awards for our named executive officers based upon a holistic assessment of Company and individual performance for the prior year and its view of the appropriate incentives to best help achieve the Company’s business objectives.

The table below summarizes our 2015 long-term equity awards to our named executive officers:

	2015
Executive	Stock Option Awards(1)	Restricted Stock Awards(2)	Total Award Value(3)
Jennifer K. Simpson, Ph.D.	95,125	201,375	$300,365
Roger G. Stoll, Ph.D.(4)(5)	42,500	57,500	$89,798
Barbra C. Keck, M.B.A.	34,625	73,125	$109,124
John Purpura, M.S.	47,500	100,500	$149,920

(1)	Option awards granted on June 10, 2015 were granted under the 2009 Plan pursuant to a stock option grant letter. Except for a portion of Dr. Stoll’s options detailed in (4), the options vest ratably over three years and expire June 10, 2025.

(2)	Restricted stock awards granted on June 10, 2015 were granted under the 2009 Plan pursuant to a restricted stock agreement. Except for a portion of Dr. Stoll’s restricted stock detailed in (5), the stock awards vest ratably over three years.
(3)	Reflects the ASC Topic 718 Black-Scholes value of stock options plus the fair market value of restricted stock based upon grant/exercise price of $1.19, the closing price of Delcath’s common stock on June 10, 2015.
(4)	Dr. Stoll received two separate stock option award grants on June 10, 2015. Both awards were granted under the 2009 Plan pursuant to stock option grant letter. The first award is consistent with option awards granted to employees and is for 12,500 options which vest ratably over three years and expire on June 10, 2025. The second award is consistent with option awards granted to board members and is for 30,000 options which vest at the earlier of (i) June 10, 2016 or (ii) the date of the Company’s next Annual Meeting of Stockholders.
(5)	Dr. Stoll received two separate restricted stock award grants on June 10, 2015. Both awards were granted under the 2009 Plan pursuant to restricted stock agreement. The first award is consistent with restricted stock awards granted to employees and is for 37,500 restricted shares which vest ratably over three years. The second award is consistent with restricted stock awards granted to board members and is for 20,000 restricted shares which vest at the earlier of (i) June 10, 2016 or (ii) the date of the Company’s next Annual Meeting of Stockholders.

Employment Agreements, Executive Security Agreements and Confidentiality and Restrictive Covenant Agreements.

Executive Security Agreements. In early 2014, Dr. Simpson, Ms. Keck and Mr. Purpura each executed an Executive Security Agreement with the Company. Each executive is employed “at will,” provided that, pursuant to the Executive Security Agreements, if the executive’s employment is terminated without “cause,” or the executive resigns for “good reason” (as defined in the Executive Security Agreements), the Company is obligated to pay the executive (i) annual base salary for twelve months, (ii) 100% of the COBRA premiums necessary to continue the executive’s health and/or dental benefits for a period of twelve months, and (iii) a pro-rated annual incentive bonus award which was earned but not yet paid prior to the date of termination. Each executive is obligated to execute a general release in favor of the Company to obtain these benefits. If the executive is terminated in connection with a Change in Control, the payment of annual base salary will be made in a lump sum. The Executive Security Agreement supersedes any and all prior agreements and policies relating to severance or termination pay or benefits payable upon the termination of employment, including termination pay described in any employment agreement, offer letter or otherwise.

Employee Confidentiality and Restrictive Covenant Agreements. Dr. Simpson, Ms. Keck and Mr. Purpura each entered into an Employee Confidentiality and Restrictive Covenant Agreement with the Company. That agreement requires each executive to assign any of the executive’s inventions to the Company and protect the Company’s confidential information, and to return any Company property after the end of his employment. In addition, for a period of one year following the end of the executive’s employment with the Company, the agreement restricts the executive from competing with the Company and from soliciting the Company’s customers or employees.

Summary Compensation Table.

The following table sets forth the total compensation awarded to, earned by or paid to: (i) each person who served as a principal executive officer during 2015, (ii) our two other most highly-compensated executive officers who were serving as executive officers on December 31, 2015, including our principal financial officer, and (iv) one additional person who served as an executive officer during 2015 for whom disclosure would have been provided but for the fact that he was not serving as an executive officer of the Company at the end of 2015. We refer to these individuals as our “named executive officers.”

Name & Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Jennifer K. Simpson, Ph.D.	2015	427,000	108,885	239,636	60,729	—	—	836,251
President and Chief Executive Officer(1)	2014	330,000	71,255	—	—	—	72,000	473,255

Roger G. Stoll, Ph.D.	2015	90,000	—	68,425	31,892	—	101,714	292,031
Chairman(2)	2014	40,000	—	—	129,404	—	22,177	191,581

Barbra C. Keck, M.B.A.	2015	240,000	42,840	87,019	22,105	—	—	391,964
Senior Vice President, Finance, Principal Accounting Officer, Principal Financial Officer and Secretary	2014	207,645	25,406	—	—	—	—	233,051

John Purpura, M.S.	2015	270,569	55,196	119,595	30,325	—	—	475,685
Executive Vice President Regulatory Affairs, Quality Assurance	2014	245,568	38,691	—	—	—	—	284,259

Peter J. Graham, J.D.	2015	88,676	12,548	—	—	—	356,129	457,353
Former Executive Vice President, General Counsel, Chief Compliance Officer and Global Human Resources(3)	2014	330,154	52,018	—	—	—	—	382,172

(1)	The amount included in the “All Other Compensation” column reflects Dr. Simpson’s stipend for her services as Interim Co-President and Co-Chief Executive Officer, which began on September 13, 2013, of $6,000 per month. Dr. Simpson became our sole Interim President and Chief Executive Officer in September 2014 at which point her stipend became part of her base salary. Dr. Simpson was appointed our President and Chief Executive Officer in May 2015.
(2)	Dr. Stoll assumed the role of Executive Chairman of the Board of Directors effective September 2014. The amount included in the “All Other Compensation” column for 2014 and 2015 reflects Dr. Stoll’s temporary housing assistance until October 2015. Dr. Stoll was named non-Executive Chairman of the Board in October 2015.
(3)	Mr. Graham’s employment ended on March 9, 2015. The amount disclosed in the “All Other Compensation” column reflects severance payments for Mr. Graham.

Outstanding Equity Awards at Fiscal Year-End Table—2015.

The following table sets forth information relating to unexercised options and unvested restricted shares held by the named executive officers as of December 31, 2015.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
Jennifer K. Simpson, Ph.D.	3,750	—	50.72	3/23/2022	—	—
	1,667	833	34.08	3/11/2023	—	—
	11,624	—	4.80	11/14/2023	—	—
	—	95,125	1.19	6/10/2025	201,375	100,688

Roger G. Stoll, Ph.D.	4,687	—	197.44	5/5/2020	—	—
	75,000	—	2.42	9/11/2024	—	—
	—	42,500	1.19	6/10/2025	57,500	28,750

Barbra C. Keck, M.B.A.	4,687	—	87.36	10/12/2019	—	—
	625	—	102.72	3/10/2021	—	—
	875	—	73.60	2/28/2022	—	—
	584	291	34.08	3/11/2023	—	—
	6,217	—	4.80	11/14/2023	—	—
	—	34,625	1.19	6/10/2025	73,125	36,563

John Purpura, M.S.	9,375	—	68.16	11/16/2019	—	—
	1,750	—	102.72	3/10/2021	—	—
	2,500	—	73.60	2/28/2022	—	—
	1,667	833	34.08	3/11/2023	—	—
	7,101	—	4.80	11/14/2023	—	—
	—	47,500	1.19	6/10/2025	100,500	50,250

Mr. Graham had no unexpired outstanding equity awards as of December 31, 2015.

Potential Payments upon Termination or Change of Control.

The following table shows the potential incremental value transfer to each named executive officer under various termination or change-in-control scenarios as of December 31, 2015, the last business day of 2015. Unvested, unexercised stock options and unvested restricted stock awards are valued at the closing market price of the Company’s common stock on that date. The actual amounts to be paid out in respect of the named executive officers can only be determined at the time of such named executive officer’s actual separation from the Company.

	Event
Named Executive Officer(1)	Retirement or Voluntary Termination Without “Good Reason”	Termination for “Cause”	Involuntary Termination (Termination Without Cause, or Termination for Good Reason)(1)	Upon a Change in Control(2)	Death or Disability Termination
Jennifer K. Simpson, Ph.D.	—	—	$531,269	$100,688	—
Roger G. Stoll, Ph.D.	—	—	$—	$—	—
Barbra C. Keck	—	—	$312,554	$36,563	—
John Purpura	—	—	$343,637	$50,250	—

(1)	The payments made upon an Involuntary Termination include for Dr. Simpson, Ms. Keck and Mr. Purpura, 12 months’ base salary and 12 months’ COBRA subsidy.
(2)	Upon a change in control, the vesting of all equity incentive awards is accelerated. The amount shown represents the value of unvested restricted stock held on December 31, 2015, based on the closing trading price of our common stock on that date.

PROPOSAL 2: EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

In accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), we are providing our stockholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the meeting:

“RESOLVED, that the compensation of Delcath’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

The total compensation of our named executive officers consists primarily of base salary, annual incentive cash bonuses and long-term equity incentive awards in the form of stock options and restricted stock awards, as well as other benefits that are available to all Delcath employees. Base salary and annual incentive cash bonuses are viewed as short-term compensation to reward our named executive officers for meeting individual and company performance objectives, while stock options and restricted stock awards are viewed as rewards for improving corporate performance over the long term and increasing stockholder value.

We also believe that stock option awards and restricted stock awards promote the retention of highly skilled and experienced executives. Again, it needs to be emphasized that currently the named executive officers do not have sufficient options and restricted shares to act as an incentive, and approval of the amendment to the 2009 Plan is therefore critical to rectifying this situation.

The compensation philosophy and programs for our named executive officers are described in detail under the heading “Executive Compensation”

VOTE REQUIRED

Advisory approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions and broker non-votes, if any, will be counted for the purposes of determining the presence or absence of a quorum. Abstentions will have the effect of a vote “against” the proposal. Broker non-votes will have no effect on the outcome of the proposal. A failure to vote by not returning a signed proxy will have no effect on the outcome of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THIS “SAY-ON-PAY” RESOLUTION.

The resolution that is the subject of this Proposal 2 is advisory in nature and, therefore, is not binding on Delcath, the Compensation and Stock Option Committee or our Board of Directors. However, the views expressed by our shareholders, whether through this vote or otherwise, are important to us and our Board and the Compensation and Stock Option Committee intends to take the results of the vote on this Proposal 2 into account when considering future decisions regarding the compensation of our named executive officers.

This proposal will be effective upon its approval by our stockholders at the Annual Meeting and is not conditioned upon the approval by our stockholders of any other proposal. As each proposal will be presented to our stockholders at the Annual Meeting in the order presented herein, if this proposal is approved by our stockholders, it will become effective SECOND.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton, LLP (“Grant Thornton”) as Delcath’s independent registered public accounting firm for the fiscal year ending December 31, 2016. Grant Thornton also served as Delcath’s independent registered public accounting firm for the fiscal year ended December 31, 2015. As disclosed in Delcath’s Current Report on Form 8-K filed with the SEC on March 16, 2015, on March 12, 2015, Delcath dismissed Ernst & Young LLP (“Ernst & Young”) as its independent registered public accounting firm and engaged Grant Thornton as its new independent registered public accounting firm. Ernst & Young was Delcath’s independent registered public accounting firm for the fiscal year ended December 31, 2014 and prior years. Ernst & Young’s reports on Delcath’s financial statements for the fiscal years ended December 31, 2014 and December 31, 2013 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During Delcath’s two most recent fiscal years ended December 31, 2014 and December 31, 2013 and the subsequent interim period preceding the dismissal of Ernst & Young, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to Ernst & Young’s satisfaction, would have caused Ernst & Young to make reference to the subject matter of the disagreement(s) in connection with its report on Delcath’s financial statements for such years. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within Delcath’s two most recent fiscal years and the subsequent interim period preceding Ernst & Young’s dismissal. Delcath provided Ernst & Young with a copy of the disclosures relating to its dismissal contained in the Current Report on Form 8-K described above and requested it to furnish a letter addressed to the SEC as to whether it agrees with the statements. A letter from Ernst & Young to the SEC dated March 16, 2015, stating its agreement with these statements was filed as Exhibit 16.1 to such Current Report on Form 8-K.

Although ratification by our stockholders is not required by law or by our by-laws, the Audit Committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in Delcath’s best interests and in the best interests of our stockholders. If our stockholders do not ratify the selection of Grant Thornton, the Audit Committee will take that fact into consideration, together with such other factors as it deems relevant, in determining its next selection of an independent registered public accounting firm.

During the Company’s fiscal years ended December 31, 2014 and December 31, 2013, and through the date of the engagement of Grant Thornton, the Company did not consult Grant Thornton with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or regarding any other matters or reportable events described under Item 304(a)(2)(i) and (ii) of Regulation S-K.

Representatives of Grant Thornton are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if he or she (or they) so desires and to respond to appropriate questions.

The aggregate fees billed by Grant Thornton and Ernst & Young for services rendered as our independent registered public accounting firm during the fiscal years ended December 31, 2015 and 2014, respectively:

	Fiscal Year(1)
	2015	2014
Audit Fees	$305,835	$471,313
Audit-Related Fees	—	—
Tax Fees	—	—

Total	$305,835	$471,313

(1)	Ernst & Young audited Delcath’s annual financial statements for the fiscal year ended December 31, 2014 and Grant Thornton audited Delcath’s financial statements for the fiscal year ended December 31, 2015. In addition to the $305,835 of audit fees incurred by the Company in fiscal 2015, an aggregate of $160,054 fees were paid to Ernst & Young in connection with the provision of consents relating to the use of their prior audit opinions in registration statements for public offerings.

Audit Fees. These are fees for services rendered in connection with the audit of the annual financial statements included in our annual reports on Forms 10-K; the review of the financial statements included in our Quarterly Reports on Forms 10-Q; the audit of our internal control over financial reporting; and for services that are normally provided by an independent auditor in connection with statutory and regulatory filings or engagements.

Pre-approval Policies: Audit and Non-Audit Services. The Audit Committee pre-approves all audit services and the terms of such services and permissible non-audit services provided by Delcath’s independent registered public accounting firm, prior to its engagement for the provision of such services. The Chair of the Audit Committee has been delegated the authority by the committee to pre-approve interim services by Delcath’s independent registered public accounting firm; provided the Chair reports all such pre-approvals to the entire Audit Committee at the next Committee meeting. There were no non-audit services provided to Delcath by our independent registered public accounting firms for 2014 and 2015 that required review by the Audit Committee.

VOTE REQUIRED

The ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2016 will require approval by the affirmative vote of the holders of a majority of outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal in person or by proxy at the Annual Meeting. Stockholders may vote either for or against or abstain from voting on the proposal to ratify the selection of Grant Thornton as our independent registered public accounting firm. Abstentions and broker non-votes, if any, will be counted for the purposes of determining the presence or absence of a quorum. Abstentions will have the effect of a vote “against” the proposal. Broker non-votes will have no effect on the outcome of the proposal. A failure to vote by not returning a signed proxy will have no effect on the outcome of the proposal. In the event that the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection of audit firms, but may decide not to change its selection. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change would be in our stockholders’ best interest.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON, LLP AS DELCATH’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2016.

This proposal will be effective upon its approval by our stockholders at the Annual Meeting and is not conditioned upon the approval by our stockholders of any other proposal. As each proposal will be presented to our stockholders at the Annual Meeting in the order presented herein, if this proposal is approved by our stockholders, it will become effective THIRD.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2015, with management and Grant Thornton, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2015. The Audit Committee also discussed with Grant

Thornton the matters required to be discussed by the Statement on Auditing Standards No. 16, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T regarding “Communication with Audit Committees.” The Audit Committee has received and reviewed the written disclosures and the letter from Grant Thornton required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton its independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors,

William D. Rueckert (Chair)

Dennis H. Langer*

Laura A. Philips*

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who are beneficial owners of more than 10% of our common stock to file with the Securities and Exchange Commission reports of holdings and changes in beneficial ownership of Delcath’s equity securities. Based on a review of copies of reports furnished to Delcath or written representations that no reports were required, we believe that all reports were timely filed in 2015 except that Roger G. Stoll failed to file a Form 4 in a timely manner reporting the award of stock options that he received at the 2015 Annual Meeting.

*	Approved prior to the filing of the Annual Report on Form 10-K with the SEC on March 18, 2016, which occurred prior to such director’s resignation from the Board and subsequent changes in the membership of the Board’s committees.

PROPOSAL 4: APPROVAL OF AMENDMENT TO THE 2009 STOCK INCENTIVE PLAN

Delcath’s 2009 Stock Incentive Plan, which we refer to as the “2009 Plan,” was initially adopted in 2009 and subsequently amended in 2012 and 2015, each time to reflect an increase in the number of shares of common stock with respect to which grants could be made in the aggregate. Effective upon approval by our stockholders at the Annual Meeting, Delcath’s Board of Directors has amended the 2009 Plan, (i) to increase the number of our shares of common stock with respect to which grants may be made under the 2009 Plan by 1,700,000 shares to 3,206,250 shares, (ii) eliminate provisions that include shares withheld from plan participants by the Company in connection with the cashless exercise of stock options, settlement of Stock Appreciation Rights or in satisfaction of tax withholding obligations as available for reissuance under the 2009 Plan, (iii) establish a minimum one-year vesting period for grants under the plan, (iv) re-approve the 2009 Plan, extending its termination date to the day preceding the tenth anniversary of the Annual Meeting unless the 2009 Plan is further re-approved prior to such date and (v) make certain other technical or administrative changes.

The purpose of the increase in authorized shares is to secure adequate shares to fund expected awards under the Company’s long-term incentive program, which is intended to promote the interests of Delcath through grants of awards to employees, directors and consultants in order to: (i) attract and retain employees, directors and consultants; (ii) provide an additional incentive to each award holder to work to increase the value of Delcath’s stock; and (iii) provide each award holder with a stake in the future of Delcath that strengthens the mutuality of interests between such award holder and Delcath’s stockholders. We note that our NEOs do not have a significant equity position in the Company and the Board and Compensation Committee strongly urge shareholders to approve this proposal so the Company can continue to retain its key talent to help navigate the Company through these transitional times. Only after receiving shareholder approval can the Compensation Committee approve any equity grants to our employees.

We are seeking stockholder approval of the amendment to increase the number of shares issuable pursuant to the 2009 Plan by 1,700,000 shares to 3,206,250 shares. In determining the amount of the increase contemplated by the proposed amendment to the 2009 Plan, the Board has taken into consideration the analysis conducted by Pearl Meyer which looked to manage annual share spend, total overhang levels and competitive market grant practices in an appropriate manner.

As of December 31, 2015, only 185,450 shares remained available for grant of future equity awards under the 2009 Plan.

We believe that the increase in the number of shares available for issuance under the 2009 Plan will improve the Company’s ability to grant equity awards that are competitive with the levels of equity compensation provided by the companies with which it competes to attract and retain talented executives, while the other amendments to the 2009 Plan, including the establishment of a minimum one-year vesting period and elimination of provisions that include shares withheld from plan participants by the Company in satisfaction of tax withholding and certain other obligations will better align the terms of the 2009 Plan with our stockholders’ interests and with the practices of our peers.

The 2009 Plan, as amended and restated, is set forth in Annex A to this proxy statement, and the following description of the 2009 Plan, as amended and restated, is only intended to be a summary of the key provisions of the 2009 Plan. Such summary is qualified in its entirety by the actual text of the 2009 Plan to which reference is made.

Description of the 2009 Plan as Proposed to be Amended

Purpose. The purpose of the 2009 Plan is to enable the Company to attract and retain employees, directors, and consultants by providing them with an additional incentive to increase the value of Delcath stock and thereby strengthen the mutuality of interests between award holders and our stockholders.

Eligibility. Awards may be granted to current and prospective directors of the Company as well as current and prospective employees and consultants of the Company and its subsidiaries. As of June 1, 2016, Delcath estimates that approximately 35 individuals were eligible to participate in the 2009 Plan, including three executive officers and four non-employee directors. Since the selection of participants and their awards are to be determined by the Compensation and Stock Option Committee of the Board in the future in their sole discretion, such individuals and the amount and types of their awards are not presently determinable.

Administration. The plan will be administered by the Compensation and Stock Option Committee of the Board, consisting of non-employee directors (the “Committee”), except that the full Board will administer the plan as it relates to awards to non-employee directors. (References to the Committee in this description include the Board with respect to non-employee director awards.) The Committee will have the authority to establish rules and guidelines for the administration of the plan; select the individuals to whom awards are granted; determine the types of awards to be granted and the number of shares or amount of cash covered by such awards; set the terms and conditions of such awards; amend awards; interpret the plan and award documents; and make all determinations necessary for the administration of the plan. The Committee may delegate to a committee of two or more officers the authority to grant awards other than to executive officers and directors.

Shares Available for Awards. The number of shares that may be issued under the 2009 Plan is 3,206,250 shares. No individual may be granted any combination of stock options, SARs, restricted stock, restricted stock units (“RSUs”), or other stock-based awards with respect to more than 500,000 shares in any fiscal year. Shares subject to outstanding awards under the 2009 Plan shall be available for subsequent issuance to the extent those awards expire or terminate for any reason prior to the issuance of the shares subject to those awards. Unvested shares of restricted stock issued under the 2009 Plan and subsequently forfeited shall be added back to the number of shares reserved for issuance under the 2009 Plan and shall accordingly be available for subsequent reissuance. However, shares withheld from plan participants by the Company in connection with the cashless exercise of stock options, settlement of Stock Appreciation Rights or in satisfaction of tax withholding obligations shall not be available for reissuance under the 2009 Plan. The plan limits do not apply to any shares that may be issued under awards assumed by the Company in a corporate acquisition or to dividend equivalents that may be awarded as part of other awards and paid in stock. Under the 2009 Plan as proposed to be amended, and assuming no new grants or settlements or exercises of awards before this proposal becomes effective, 1,934,121 additional shares could be the subject of new awards and 672,379 shares would remain to be issued in settlement or exercise of outstanding awards, including 672,379 shares underlying outstanding options with an average remaining term of 8.4 years and a weighted-average exercise price of $8.44. The number and kind of shares provided for under the 2009 Plan is subject to adjustment, as discussed below. Any shares issued under the 2009 Plan will have a minimum restricted period or vesting period of one year from the date of grant.

Stock Options and Stock Appreciation Rights. The Committee may award stock options (which may be nonqualified options or incentive stock options) or stock appreciation rights, each with a maximum term of ten years. Each stock option or SAR must have an exercise price not less than the fair market value of the Company’s stock on the date of grant. Unless approved by the stockholders, the Committee shall have no power to amend the terms of outstanding stock options or SARs to reduce the option price or base price of such awards or to cancel outstanding stock options or SARs and grant substitute stock options or SARs with a lower option price or base price than the cancelled awards. The Committee will establish the vesting schedule for the award as well as the method of payment of the option exercise price, which may include cash, shares, broker-assisted cashless exercise, and net exercise. No more than 2,000,000 shares may be issued with respect to incentive stock options.

Restricted Stock and Restricted Stock Units. The Committee may award restricted stock and RSUs and establish the conditions on which they vest, which may include continued employment and/or satisfaction of performance objectives. The Committee may provide for payment of an RSU award upon vesting or at a later date. The Committee may determine whether unvested awards entitle the holder to receive dividends or dividend equivalents, and if so, the terms on which such amounts will be paid.

Other Stock-Based Awards. The Committee may grant other stock-based awards that are denominated or payable in shares or valued in whole or in part by reference to shares, under such terms and conditions as the Committee may determine.

Cash Awards. The Committee may grant cash awards that entitle the award holder to receive cash upon the satisfaction of performance objectives and other terms and conditions set forth in the award. The performance objectives and amount of the award may be stated as a range of amounts payable upon attainment of specified levels of satisfaction of the performance objectives, and may relate to performance periods of one year or multiple years. The Committee may provide for payment of the award at the end of the performance period or at a later date, and may provide for dividend equivalents or other earnings to be credited on deferred amounts. The maximum cash award that may be paid to any individual in any fiscal year (measured at the end of the performance period ending in the fiscal year, and without regard to increase in value of the award during any deferral period) is $500,000.

Performance Awards. The Committee may designate any restricted stock, RSU, other stock-based awards, or cash awards under the 2009 Plan as performance awards which are intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The grant or vesting of such performance awards will require the achievement of performance goals during performance periods, as specified by the Committee in accordance with Section 162(m). Performance awards may be based on any one or more of the following performance measures, which may be applied to the Company as a whole or to a subsidiary, business unit, business segment or business line:

(1)	Net earnings or net income (before or after taxes);

(2)	Earnings per share;

(3)	Net sales or revenue growth;

(4)	Gross revenues (and/or gross revenue growth) and/or mix of revenues among the Company’s business activities;

(5)	Net operating profit (or reduction in operating loss);

(6)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(7)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(8)	Earnings before or after taxes, interest, depreciation, amortization, and/or other non-cash items;

(9)	Gross or operating margins;

(10)	Productivity ratios (and/or such ratios as compared to various stock market indices);

(11)	Stock price (including, but not limited to, growth measures and total shareholder return);

(12)	Stock price and market capitalization ratios (including, but not limited to, price-to-earnings ratio and enterprise multiple);

(13)	Expense targets (including, but not limited to, expenses-to-sales ratios);

(14)	Margins;

(15)	Operating efficiency;

(16)	Market share;

(17)	Customer satisfaction;

(18)	Employee satisfaction or retention;

(19)	Development and implementation of employee or executive development programs (including, but not limited to, succession programs);

(20)	Working capital targets;

(21)	Economic value added;

(22)	Market value added;

(23)	Debt to equity ratio;

(24)	Strategic business goals relating to acquisitions, divestitures and joint ventures;

(25)	Attaining specified clinical, trial site initiation or patient enrollment targets;

(26)	Filing of the company’s PMA application to the Food and Drug Administration;

(27)	Obtaining regulatory approvals, including of the Company’s PHP System in the United States or other countries;

(28)	Sale of the Company;

(29)	Consummating a specified equity based capital offering;

(30)	Reaching specified technology development objectives; and

(31)	Reaching specified employment time-points governed by an employment agreement.

Each goal may be expressed as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies or published or special index.

Change in Control. The Committee may provide that awards will become fully or partially vested upon a change in control and may provide that awards will be paid as soon afterwards as permitted under the tax laws. A change in control is deemed to occur in very general terms upon (1) the acquisition of 50% or more of the Company’s voting securities, (2) the failure of the current directors (and any directors approved by them) to constitute a majority of the Company’s Board, (3) a merger in which the Company’s stockholders before the transaction fail to own at least a majority of the voting power of the surviving corporation or the Company’s directors fail to constitute at least a majority of the board of the surviving corporation, (4) the sale of substantially all of the Company’s assets, and (5) stockholder approval of the liquidation of the Company.

Adjustments. In the event of certain corporate transactions or events affecting the number or type of outstanding common shares of the Company, including, for example, a recapitalization, stock split, reverse stock split, reorganization, merger, spin-off or distribution of assets, if the Committee determines that certain adjustments are required in order to prevent dilution or enlargement of benefits intended to be made available under the 2009 Plan, the Committee is required to make such adjustments. These adjustments include changing the number and class of shares available under the 2009 Plan; and changing the number and class of shares subject to outstanding awards and the price of shares subject to outstanding awards.

Amendment and Termination. The Board may amend the plan from time to time. The Board will seek stockholder approval of material amendments to the plan as may be required by law, regulation or stock exchange rules. The Committee may waive conditions or amend the terms of outstanding awards, subject to certain limitations. No award may be granted under the Plan after the day preceding the tenth anniversary of the

Annual Meeting unless the 2009 Plan has been re-approved by the Company’s stockholders prior to such date. No performance award may be granted after the Company’s annual meeting held in 2019 unless the performance objectives and other Plan provisions that require approval under Section 162(m) of the Code have been re-approved by the Company’s stockholders prior to such date.

Federal Income Tax Consequences

The following is a summary of certain federal income tax consequences of certain types of awards that may be made under the 2009 Plan.

Stock options. No income is recognized by the award holder at the time of grant of a non-qualified stock option. Upon exercise of the option, the holder recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. At disposition of the shares, any appreciation after the date of exercise is treated as capital gain. An employee generally will not recognize income upon the grant of an ISO or upon its exercise while an employee (or within specified times thereafter). However the “spread” between the fair market value of the shares at the time of exercise and the exercise price may be subject to the alternative minimum tax. If the shares received upon exercise are held for the applicable holding period, the optionee will recognize capital gain or loss when he/she disposes of the shares. Such gain or loss will be measured by the difference between the exercise price and the amount received for the shares at the time of disposition. If the shares acquired upon exercise of an ISO are disposed of before the end of the applicable holding period, the optionee will recognize ordinary income in an amount generally equal to the lesser of (i) the excess of the value of the shares on the option exercise date over the exercise price or (ii) the excess of the amount received upon disposition of the shares over the exercise price. Any excess of the amount received upon disposition of the shares over the value of the shares on the exercise date will be taxed to the optionee as capital gain.

Other awards. A recipient of SARs will generally recognize ordinary income at the time of exercise of the SAR in an amount equal to the fair market value of any shares received plus the amount of cash received. A recipient of restricted stock generally will recognize ordinary income at the time the award is no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the stock at such time (less any amount paid for the stock). A recipient of RSUs generally will recognize ordinary income equal to the amount of cash or the fair market value (on the delivery date) of the stock delivered in settlement of the award. A recipient of fully vested stock generally will recognize ordinary income on the date of delivery of the stock in an amount equal to the fair market value of the stock on such date. A recipient of a cash performance award or other cash payment generally will recognize ordinary income on the date of payment. RSUs and certain other awards will be subject to the requirements applicable to nonqualified deferred compensation under Code Section 409A (the failure to comply with which would subject the recipient to an additional 20% tax and interest).

Company Deductions. As a general rule, the Company or one of its subsidiaries will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an award holder recognizes ordinary income from awards under the 2009 Plan, to the extent such income is considered reasonable compensation under the Internal Revenue Code. The Company will not, however, be entitled to a deduction with respect to payments that are contingent upon a change in control if such payments are deemed to constitute “excess parachute payments” under Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section; such payments will subject the recipients to a 20% excise tax. In addition, the Company will not be entitled to a deduction to the extent compensation in excess of $1 million is paid to each of certain executive officers, unless the compensation qualifies as “performance based” under Section 162(m) of the Code. The Company intends that options and SARs granted under the 2009 Plan will qualify as performance-based under Section 162(m). Other awards under the 2009 Plan may, but need not, qualify depending on the terms of the particular award.

Miscellaneous

The last sales price of the Company’s common stock on June 20, 2016 was $0.27 as reported on NASDAQ. Each number of shares presented in this Proposal 4, including the total number of shares available for issuance under the Plan if this Proposal 4 is approved, will be adjusted proportionally if the reverse stock split in Proposal 5 below is approved.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve the amendment to the 2009 Stock Incentive Plan. Abstentions and broker non-votes, if any, will be counted for the purposes of determining the presence or absence of a quorum. Abstentions will have the effect of a vote “against” the proposal. Broker non-votes will have no effect on the outcome of the proposal. A failure to vote by not returning a signed proxy will have no effect on the outcome of the proposal.

THE BOARD OF DIRECTORS, WHICH UNANIMOUSLY APPROVED THE ADOPTION OF THE AMENDMENT TO THE 2009 STOCK INCENTIVE PLAN, RECOMMENDS A VOTE “FOR” THIS PROPOSAL .

This proposal will be effective upon its approval by our stockholders at the Annual Meeting and is not conditioned upon the approval by our stockholders of any other proposal. As each proposal will be presented to our stockholders at the Annual Meeting in the order presented herein, if this proposal is approved by our stockholders, it will become effective FOURTH.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows shares of Delcath common stock authorized for issuance under Delcath’s equity compensation plans as of December 31, 2015:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	756,051	$7.65	756,051
Equity compensation plans not approved by stockholders	—	—	—
Total	756,051	$7.65	756,051

(1)	Includes 756,051 shares subject to outstanding stock options granted under the Company’s 2009 Stock Incentive Plan. Does not include 576,000 shares of restricted stock that were granted and outstanding as of December 31, 2015.
(2)	These shares are available for issuance under the Company’s 2009 Stock Incentive Plan. This plan, as approved by stockholders, provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards.

PROPOSAL 5: REVERSE STOCK SPLIT

Overview

Our Board of Directors has determined that it is advisable and in our and our stockholder’s best interests that the Board of Directors be granted the authority to implement, in its sole discretion, a reverse stock split of the outstanding and treasury shares of our Common Stock at a specific exchange ratio set by the Board of Directors at one of six ratios of 1-for-10, 1-for-12, 1-for-14, 1-for-16, 1-for-18 or 1-for-20, in the discretion of the Board of Directors. Accordingly, stockholders are asked to approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split consistent with such terms and to grant authorization to the Board of Directors to determine, in its sole discretion, whether to implement the reverse stock split, as well as its specific timing and ratio (within the set of ratios listed above).

The Board of Directors strongly believes that the reverse stock split is necessary for the following reasons:

1.	To maintain our listing on The NASDAQ Capital Market.

2.	To provide us with resources and flexibility with respect to our capital sufficient to execute our business plans and strategy.

Accordingly, the Board of Directors has unanimously approved a resolution proposing an amendment to our amended and restated certificate of incorporation to allow for the reverse stock split and directed that it be submitted for approval at the Annual Meeting.

Should we receive the required stockholder approval for the Proposal, the Board of Directors will have the sole authority to elect, without the need for any further action on the part of our stockholders: (1) whether or not to effect a reverse stock split, and (2) if so, the number of whole shares, either 10, 12, 14, 16, 18 or 20, in the discretion of the Board of Directors, which will be combined into one share of our Common Stock. Notwithstanding approval of the reverse stock split by the stockholders, the Board of Directors may, in its sole discretion, abandon the proposed amendment and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect the reverse stock split on or prior to July 19, 2017, as permitted under Section 242(c) of the Delaware General Corporation Law. If the Board of Directors does not implement a reverse stock split on or prior to July 19, 2017 stockholder approval again would be required prior to implementing any reverse stock split.

In determining which reverse stock split ratio to implement, if any, following receipt of stockholder approval, the Board of Directors may consider, among other things, various factors, such as:

•	the historical trading price and trading volume of our Common Stock;

•	the then-prevailing trading price and trading volume of our Common Stock and the expected impact of the reverse stock split on the trading market for our Common Stock in the short- and long-term;

•	our ability to continue our listing on The NASDAQ Capital Market;

•	which reverse stock split ratio would result in the least administrative cost to us; and

•	prevailing general market and economic conditions.

Failure to approve the amendment could have serious, adverse effects on us and our stockholders. We could be delisted from The NASDAQ Capital Market because shares of our Common Stock may continue to trade below the requisite $1.00 per share price needed to maintain our listing. If The NASDAQ Capital Market delists our Common Stock, our shares may then trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets. In that event, our Common Stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and become avoided by retail and institutional investors, resulting in the impaired liquidity of our shares. Furthermore, without a reasonable number of authorized shares available for issuance, we may be unable to raise additional capital, establish strategic relationships with other companies or expand our business through acquisitions.

The text of the form of the proposed amendment to our amended and restated certificate of incorporation, which assumes the approval of the Proposal and that the Board of Directors decides to implement the reverse stock split, is attached hereto as Annex B. By approving this Proposal, stockholders will approve a series of amendments to our amended and restated certificate of incorporation pursuant to which any whole number of outstanding and treasury shares, either 10, 12, 14, 16, 18 or 20, could be combined into one share of Common Stock, and authorize the Board of Directors to file only one such amendment, as determined by the Board of Directors in the manner described herein, and to abandon each amendment not selected by the Board of Directors. The Board of Directors may also elect not to undertake any reverse stock split.

Certain of our officers and directors have an interest in the reverse stock split as a result of their ownership of Common Stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

Reasons for the Reverse Stock Split

To maintain our listing on The NASDAQ Capital Market. By potentially increasing our stock price, a reverse stock split would reduce the risk that our stock could be delisted from The NASDAQ Capital Market. To continue our listing on The NASDAQ Capital Market, we must comply with NASDAQ Marketplace Rules, which requirements include a minimum bid price of $1.00 per share. On August 11, 2015, we were notified by the NASDAQ Listing Qualifications Department that we do not comply with the $1.00 minimum bid threshold as our Common Stock has traded below the $1.00 minimum bid price for 30 consecutive business days. We were automatically provided with a 180-calendar day period within which to regain compliance and we have qualified for an additional 180-day grace period, which ends on August 8, 2016. To regain compliance, our Common Stock must close at or above the $1.00 minimum bid price for at least 10 consecutive days or more at the discretion of NASDAQ. If we do not regain compliance by that date in accordance with terms of the notice, NASDAQ will provide written notice that our securities will be subject to delisting from The NASDAQ Capital Market. In that event, we may appeal the decision to a NASDAQ Listing Qualifications Panel. In the event of an appeal, our securities would remain listed on the NASDAQ Capital Market pending a written decision by the Panel following a hearing. In the event that the NASDAQ Listing Qualifications Panel determines not to continue our listing and we are delisted from The NASDAQ Capital Market, our Common Stock may be delisted and trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets.

The Board of Directors has considered the potential harm to us and our stockholders should NASDAQ delist our Common Stock from The NASDAQ Capital Market. Delisting could adversely affect the liquidity of our Common Stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons.

The Board of Directors believes that a reverse stock split is a potentially effective means for us to maintain compliance with NASDAQ Marketplace Rules and to avoid, or at least mitigate, the likely adverse consequences of our Common Stock being delisted from The NASDAQ Capital Market by producing the immediate effect of increasing the bid price of our Common Stock.

To provide us with resources and flexibility with respect to our capital sufficient to execute our business plans and strategy. As of June 1, 2016, we had 24,118,491 shares of Common Stock outstanding, 11,054,331 shares of Common Stock reserved for issuance upon exercise or conversion of other outstanding securities (excluding shares issuable in the Note Financing) and 1,757 shares of Common Stock held in treasury by the

Company. The Board of Directors wishes to increase the number of unused authorized common shares by decreasing the outstanding shares through the reverse stock split without a corresponding decrease in the number of authorized shares. This increase in unused authorized common shares will provide us greater flexibility with respect to our capital structure for various purposes as the need may arise from time to time. These purposes may include: raising capital, establishing strategic relationships with other companies, expanding our business through the acquisition of other businesses or products and providing equity incentives to employees, officers or directors. In particular, the Note Financing (as defined in Proposal 6 below) could result in the issuance of more than 236,055,414 shares of Common Stock, assuming the conversion of all Notes (as defined in Proposal 6 below) at the initial conversion price thereof and the exercise of all Series C Warrants (as defined in Proposal 6 below) at the initial exercise price thereof. Although the increase in the number of authorized shares of Common Stock if our stockholders approve Proposal 7 below would not be affected by the reverse stock split, the shares reserved for issuance in the Notes Financing are expected to constitute a significant portion of our authorized shares of Common Stock. Furthermore, certain provisions in the Notes and Series C Warrants will require us to reserve a greater number of shares of Common Stock for potential issuance in connection therewith than we would be required to issue upon conversion of all Notes and exercise of all Series C Warrants at the initial conversion price and initial exercise price, respectively, thereof. As we expect that we will seek to raise significant additional capital in future years to fund our clinical trials, we may need to issue a substantial number of shares in connection therewith.

The Board of Directors also believes that the increased market price of the Common Stock expected as a result of implementing a reverse stock split could improve the marketability and liquidity of the Common Stock and will encourage interest and trading in the Common Stock. A reverse stock split could allow a broader range of institutions to invest in our stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing trading volume and liquidity of our Common Stock. A reverse stock split could help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

The Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act.

Risks of the Proposed Reverse Stock Split

We cannot assure you that the proposed reverse stock split will increase our stock price and have the desired effect of maintaining compliance with NASDAQ Marketplace Rules. The Board of Directors expects that a reverse stock split of our Common Stock will increase the market price of our Common Stock so that we are able to regain and maintain compliance with the NASDAQ minimum bid price listing standard. However, the effect of a reverse stock split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances is varied. It is possible that the per share price of our Common Stock after the reverse stock split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the reverse stock split, and the market price per post-reverse stock split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the reverse stock split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if we effect a reverse stock split, the market price of our Common Stock may decrease due to factors unrelated to the stock split. In any case, the market price of our

Common Stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the reverse stock split is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split. Even if the market price per post-reverse stock split share of our Common Stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including NASDAQ requirements related to the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of round lot holders.

The proposed reverse stock split may decrease the liquidity of our stock. The liquidity of our capital stock may be harmed by the proposed reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split, particularly if the stock price does not increase as a result of the reverse stock split.

In addition, investors might consider the increased proportion of unissued authorized shares to issued shares to have an anti-takeover effect under certain circumstances, since the proportion allows for dilutive issuances which could prevent certain stockholders from changing the composition of the Board of Directors or render tender offers for a combination with another entity more difficult to successfully complete. The Board of Directors does not intend for the reverse stock split to have any anti-takeover effects.

Principal Effects of the Reverse Stock Split

After the effective date of the proposed reverse stock split, each stockholder will own a reduced number of shares of Common Stock. Except to the extent that whole shares will be exchanged in lieu of fractional shares as described below, the proposed reverse stock split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in us and proportionate voting rights and other rights and preferences of the holders of Common Stock will not be affected by the proposed reverse stock split. The number of stockholders of record also will not be affected by the proposed reverse stock split, except to the extent that whole shares will be exchanged in lieu of fractional shares as described below.

The following table contains approximate information relating to the Common Stock under the proposed reverse stock split ratios, without giving effect to any adjustments for fractional shares of Common Stock, as of June 1, 2016:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Authorized but Unissued
Pre-Reverse Stock Split	170,000,000	24,118,491	145,881,509
Post-Reverse Stock Split 1:10	170,000,000	2,411,850	167,588,150
Post-Reverse Stock Split 1: 12	170,000,000	2,009,875	167,990,125
Post-Reverse Stock Split 1: 14	170,000,000	1,722,750	168,277,250
Post-Reverse Stock Split 1: 16	170,000,000	1,507,406	168,492,594
Post-Reverse Stock Split 1: 18	170,000,000	1,339,917	168,660,083
Post-Reverse Stock Split 1: 20	170,000,000	1,205,925	168,794,075

We maintain a 2009 Stock Incentive Plan (the “Plan”) pursuant to which we have granted stock options and restricted shares that are presently outstanding, and additional equity incentive compensation awards may be granted in the future under the Plan. The number of shares to be authorized for issuance under the Plan if Proposal 4 above is approved does not reflect the proposed reverse stock split described in Proposal 5. Pursuant to the terms of the Plan, the Board of Directors or a committee thereof, as applicable, will adjust the number of shares available for future grant under the Plan, the number of shares underlying outstanding awards, the exercise price per share of outstanding stock options and other terms of outstanding awards issued pursuant to the Plan to equitably reflect the effects of the reverse stock split.

In addition, proportionate adjustments will be made to the per share exercise price of all outstanding warrants to purchase shares of our Common Stock.

If the proposed reverse stock split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of Common Stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock.

After the effective date of the reverse stock split, our Common Stock would have a new committee on uniform securities identification procedures (“CUSIP”) number, a number used to identify our Common Stock.

The Common Stock is currently registered under Section 12(b) of the Securities Exchange Act, and we are subject to the periodic reporting and other requirements of the Securities Exchange Act. The proposed reverse stock split will not affect the registration of the Common Stock under the Securities Exchange Act. Our Common Stock would continue to be reported on The NASDAQ Capital Market under the symbol “DCTH,” although it is likely that NASDAQ would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the reverse stock split to indicate that the reverse stock split had occurred.

Effective Date

The proposed reverse stock split would become effective on the date of filing of a certificate of amendment to our amended and restated certificate of incorporation with the office of the Secretary of State of the State of Delaware. On the effective date, shares of Common Stock issued and outstanding and the shares of Common Stock held in treasury, in each case, immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of Common Stock in accordance with the reverse stock split ratio determined by the Board of Directors within the limits set forth in this proposal.

Treatment of Fractional Shares

No fractional shares would be issued if, as a result of the reverse stock split, a registered stockholder would otherwise become entitled to a fractional share. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the ratio of the reverse stock split will automatically be entitled to receive an additional share of Common Stock. In other words, any fractional share will be rounded up to the nearest whole number.

Record and Beneficial Stockholders

If the reverse stock split is authorized by the stockholders and the Board of Directors elects to implement the reverse stock split, stockholders of record holding some or all of their shares of our Common Stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of our Common Stock they hold after the reverse stock split. Non-registered stockholders holding Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If the reverse stock split is authorized by the stockholders and the Board of Directors elects to implement the reverse stock split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal, as soon as practicable after the effective date of the reverse stock split. Our transfer agent will act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-reverse stock split shares will be asked to surrender to the exchange agent certificates representing pre-reverse stock split shares in exchange for post-reverse stock split shares, including whole shares to be issued in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the reverse stock split rounded up to the nearest whole share. No new post-reverse stock split share certificates, including those representing whole shares to be issued in lieu of fractional shares, will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of Common Stock would remain unchanged at $0.01 per share after the reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the Common Stock will be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of Common Stock outstanding. The shares of Common Stock held in treasury will also be reduced proportionately based on the exchange ratio of the reverse stock split. We will reclassify prior period per share amounts and the Consolidated Statements of Stockholders’ Equity for the effect of the reverse stock split for any prior periods in our financial statements and reports such that prior periods are comparable to current period presentation. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the Delaware General Corporation Law with respect to the proposed amendments to our amended and restated certificate of incorporation to allow for the reverse stock split and we will not independently provide the stockholders with any such right if the reverse stock split is implemented.

Material Federal U.S. Income Tax Consequence of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the reverse stock split to our stockholders. This summary does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, real estate investment trusts, foreign entities, nonresident alien individuals, broker-dealers, stockholders whose functional currency is not the U.S. dollar, partnerships (or other entities classified as partnership for U.S. tax purposes, S corporations or other flow-through entities for U.S. tax purposes, and tax-exempt entities. Other stockholders may also be subject to special tax rules, including but not limited to: stockholders that received Common Stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging constructive sale or conversion transaction for federal income tax purposes. This summary also assumes that you are a United States holder (defined below) who has held, and will hold, shares of Common Stock as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), i.e., generally, property held for investment. Finally, the following discussion does not address the tax consequences of transactions occurring prior to or after the reverse stock split (whether or not such transactions are in connection with the reverse stock split), including, without limitation, the exercise of options or rights to purchase Common Stock in anticipation of the reverse stock split.

The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. You should consult with your own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any state, including the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust that (i) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The following discussion is based on the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Internal Revenue Service could adopt a contrary position. In addition, future legislative, judicial or administrative changes or interpretations could adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences described herein. No ruling from the Internal Revenue Service or opinion of counsel has been obtained in connection with the reverse stock split.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares of Common Stock for post-reverse stock split shares of Common Stock pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any whole share received in exchange for a fractional share) will be the same as the stockholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefore. The stockholder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split. Although not clear, it may be possible that stockholders whose fractional shares resulting from the reverse stock split are rounded up to the nearest whole share will recognize gain, which may be characterized as either a capital gain or dividend, to the extent of such rounded-up amount (i.e., less than one share).

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Required Vote and Recommendation of the Board of Directors

Approval of this proposal requires the affirmative vote of the holders of a majority of our issued and outstanding shares of common stock.

Abstentions will be counted for the purposes of determining the presence or absence of a quorum. Abstentions will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL.

IF OUR STOCKHOLDERS DO NOT APPROVE THE PROPOSAL, WE WOULD LIKELY BE DELISTED FROM THE NASDAQ CAPITAL MARKET DUE TO OUR FAILURE TO MAINTAIN A MINIMUM BID PRICE FOR OUR COMMON STOCK OF $1.00 PER SHARE AS REQUIRED BY NASDAQ’s LISTING RULES.

This proposal will be effective upon its approval by our stockholders at the Annual Meeting and is not conditioned upon the approval by our stockholders of any other proposal. As each proposal will be presented to our stockholders at the Annual Meeting in the order presented herein, if this proposal is approved by our stockholders, it will become effective FIFTH.

PROPOSAL 6: NASDAQ 20% ISSUANCE PROPOSAL

General

On June 6, 2016, we entered into the Securities Purchase Agreement (the “SPA”) with the investors listed therein (the “Buyers”) pursuant to which we agreed to issue $35.0 million senior secured convertible notes (“Notes”) that are convertible into shares of our Common Stock at the Conversion Price (as defined below). On June 13, 2016, we consummated the issuance of the Notes. In addition, on such date, we issued Series C Warrants to acquire an additional 85% of the number of shares of Common Stock into which the Notes are initially convertible (the “Series C Warrants”). We received total net cash proceeds from the issuance of the Notes and the Series C Warrants of $32.2 million at an 8% original issue discount (the “Note Financing”). As security for the Company’s obligations under the Notes, $29.2 million of the total net cash proceeds are subject to a cash covenant restricting its use and requiring it to be held in a restricted account held by us at a financial institution. Subsequently, $3.0 million of the restricted cash shall become unrestricted cash on the 20th trading day after the later of the stockholder approval of the transaction in accordance with NASDAQ rules (as described below), or the six-month anniversary of the closing date (such 20th trading day, the “Trigger Date”). Thereafter, the remaining $26.2 million of restricted cash will become unrestricted in equal quarterly installments starting the 30th trading day after the Trigger Date, such that the balance will become unrestricted by December 29, 2017, subject to satisfaction of certain conditions contained in the Notes.

The Board believes there is substantial uncertainty about the future liquidity of Delcath to fund its operations and capital expenditures, including its Global Phase 3 FOCUS Clinical Trial for Patients with Hepatic Dominant Ocular Melanoma, as a result of uncertainty about the availability of future sources of financing. Despite actively seeking to identify sources of equity and debt financing, including discussions with advisors about private placement and public offering alternatives in the capital markets, the Company has been unable to identify alternative sources adequate to sufficiently enable Delcath to satisfy its liquidity requirements. The Board believes that the failure of Delcath’s stockholders to approve Proposal 6 and resulting potential illiquidity would have a material adverse effect on the Company’s financial performance and future prospects.

Description of the Notes

Maturity Date

The Notes are senior secured obligations of the Company. Unless earlier converted or redeemed, each Note will mature on December 29, 2017.

Interest

The Notes do not bear any ordinary interest. However, interest on the Notes shall commence accruing immediately upon the occurrence of, and shall continue accruing during the continuance of, an event of default (as described below), at 15 % per annum and shall be computed on the basis of a 360-day year of twelve 30-day months and shall be payable, if applicable, in arrears for each calendar month on the first (1st) trading day of each calendar month after any such interest accrues after an event of default (each, an “Interest Date”). Interest, if any, shall be payable on each Interest Date to the record holder of the Note on the applicable Interest Date in cash by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to the Company.

Amortization Payments

We have agreed to make amortization payments with respect to the Notes in equal monthly installments beginning seven (7) months after the original date of issuance (each, an “Installment Date”). On each installment date, assuming the Equity Conditions (as defined below) are met, a principal amount of the Notes equal to the installment payment amount shall be converted into shares of Common Stock (the “Conversion Shares”) pursuant to the conversion feature described below, provided however that the Company may elect prior to any Installment Date to redeem all or a portion of the installment amount in cash.

With respect to any given date of determination, the “Equity Conditions” include:

(i)	on each day during the previous thirty (30) calendar days the Conversion Shares shall be eligible for sale pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”) and the Company has not failed to satisfy the requirements of Rule 144(c)(1) of the 1933 Act (“Current Public Information Failure”);

(ii)	on each day during such thirty (30) day period (or such other period as set forth in the Notes) (the “Equity Conditions Measuring Period”), the Common Stock (including all Conversion Shares) is listed or designated for quotation on an eligible market and, subject to limited exceptions, shall not have been suspended from trading on an eligible market nor shall delisting or suspension by an eligible market have been threatened or reasonably likely to occur or pending;

(iii)	during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon conversion of the Notes on a timely basis and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other transaction documents;

(iv)	any shares of Common Stock to be issued in connection with the event requiring determination (or otherwise issuable pursuant to the terms of the Note) may be issued in full without violating the rules or regulations of the eligible market on which the Common Stock is then listed or designated for quotation (as applicable);

(v)	on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction (as defined in the Notes) shall have occurred which has not been abandoned, terminated or consummated;

(vi)	the holder of the Note shall not be in (and no other holder of Notes shall be in) possession of any material, non-public information provided to any of them by the Company, any of its subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like;

(vii)	on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any transaction document, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any transaction document;

(viii)

as of such applicable date of determination , (A) the aggregate daily dollar trading volume of the Common Stock on at least fifteen (15) trading days during the twenty (20) trading day period ending on the trading day immediately preceding such date of determination and on each of the last three (3) trading days in such period (the “Equity Conditions Ending Period”), is not less than (I) $50,000 during the period beginning on the six-month anniversary of the issuance date (the “Start Date”) through and including the thirtieth (30th) calendar day thereafter, (II) $100,000 during the period beginning on the thirty-first (31st) calendar day after the Start Date through and including the ninetieth (90th) calendar day after the Start Date (except that the aggregate daily dollar trading volume during the Equity Conditions Ending Period shall be not less than $75,000) and (II) $150,000 thereafter (except that the aggregate daily dollar trading volume during the Equity Conditions Ending Period shall be not less than $100,000) or (B) the volume-weighted average price of the Common Stock on any trading day during the twenty (20) trading day period ending on the trading day immediately preceding such date of determination has not failed to exceed (I) if prior to the first reverse stock split after the issuance date, $0.10 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the subscription date) or (II) if on or after the first reverse stock split occurring after the issuance date, $0.50 (which includes the adjustment for the first reverse stock split after the issuance, but remains subject to adjustment for any other stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the subscription date);

(ix)	on the applicable date of determination (A) while any of the Notes remain outstanding the Company has a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes a number of shares of Common Stock equal to at least 150% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding (the “Required Reserve Amount”), and all shares of Common Stock to be issued in connection with the event requiring this determination (or otherwise issuable pursuant to the terms of the Note) are available under the certificate of incorporation of the Company and reserved by the Company to be issued pursuant to the Notes and (B) all shares of Common Stock to be issued in connection with the event requiring this determination (or otherwise issuable pursuant to the terms of the Note) may be issued in full without resulting in the Company’s failure to maintain the Required Reserve Amount;

(x)	on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist an Event of Default (as described below) or an event that with the passage of time or giving of notice would constitute an Event of Default; and

(xi)	the shares of Common Stock issuable pursuant to the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on an eligible market.

Security

The Notes are secured by a first priority perfected security interest in all of the existing and future assets of the Company and its direct and indirect subsidiaries, including a pledge of all of the capital stock of each of its subsidiaries.

Conversion Features of the Notes

Conversion of Installment Payments

The price at which we will convert principal amounts equal to the installment amounts is equal to the lowest of:

(i)	the then prevailing Conversion Price, and

(ii)	initially, 85% of the arithmetic average of the lower of (x) the three lowest daily weighted average prices of the Common Stock during the twenty (20) consecutive trading day period ending on the trading day immediately preceding the Installment Date and (y) the volume weighted average price of the Common Stock on the trading day immediately preceding the Installment Date; provided, that the amount determined in this clause (ii) shall in no event be less than $0.05.

Any holder of a Note may by notice to us accelerate up to three future installment payments to any applicable Installment Date, in which case we will deliver shares of Common Stock for the conversion of such accelerated payments. The holder of a Note may also by notice to us defer any installment payment to a later Installment Date.

Conversion at Election of Holder

The Notes are convertible, at any time, at the election of the holder into shares of our Common Stock at the Conversion Price. The “Conversion Price” equals 110% of the quotient of (i) the sum of the volume-weighted average price of the Common Stock on each of the three (3) consecutive trading days ending and including the trading day ended immediately preceding the issuance date (June 13, 2016), divided by (ii) three (3), subject to adjustment as provided in the Notes. The initial Conversion Price is $0.2743 and the Notes are initially convertible into an aggregate of 127,597,521 shares of Common Stock. Conversion of the note is subject to a blocker provision which prevents any holder from converting into shares of Common Stock if its beneficial ownership of the Common Stock would exceed 4.99% (subject to adjustment not to exceed 9.99%) of our issued and outstanding Common Stock.

Further, prior to us receiving the necessary stockholder approval contemplated in this proxy statement, conversion of all Notes is limited to 19.99% of the Company’s issued and outstanding Common Stock prior to the Note Financing (the “Exchange Cap”), while the Series C Warrants will not be exercisable at all until stockholder approval is obtained.

The Conversion Price is subject to certain adjustments upon the occurrence of certain corporate events, including stock splits and dividends.

Events of Default

The Notes contain standard and customary events of default including but not limited to (and subject to the ability to cure in certain instances): (i) the suspension from trading or the failure of the Common Stock to be traded or listed on an eligible market for a period of five (5) consecutive trading days; (ii) the Company’s (x) failure to cure conversion failures or a delivery failure by delivery of the required number of shares of Common Stock within five (5) trading days after the applicable conversion date or exercise date, as the case may be or (y) notice, written or oral, to any holder of the Notes or Series C Warrants, of its intention not to comply, as required, with a request for conversion of any Notes into shares of Common Stock, subject to certain exceptions as set forth in the Notes, or a request for exercise of any Series C Warrants for shares of Common Stock in accordance with the provisions of the Warrant; (iii) at any time following the tenth (10th) consecutive day that the holder’s Authorized Share Allocation (as defined in the Notes) is less than (A) the number of shares of Common Stock that any holder would be entitled to receive upon a conversion of the full conversion amount of the Note and (B) the number of shares of Common Stock that any holder would be entitled to receive upon exercise in full of such holder’s Series C Warrants; (iv) the Company’s or any of its subsidiaries’ failure to pay to any holder of Notes any amount of principal, interest, late charges or other amounts due under the Notes or any other transaction document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby, subject to certain exceptions set forth in the Notes; (v) the Company’s failure to remove any restrictive legend on any certificate or any shares of Common Stock issued to any holder upon conversion or exercise, as the case may be, of any Note, Common Stock issuable pursuant to the terms of the Notes (upon conversion or otherwise), Series C Warrant or Common Stock issuable upon exercise of any Series C Warrants (collectively “Securities”) acquired by any holder under the SPA as and when required by such Securities or the SPA, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five (5) days; (vi) the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $50,000 of indebtedness of the Company or any of its subsidiaries, other than with respect to any other Notes; (vii) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings instituted by or against the Company or any of its subsidiary and, if instituted against the Company or any subsidiary by a third party, shall not be dismissed within thirty (30) days of their initiation; (viii) subject to certain limitations, a final judgment or judgments for the payment of money aggregating in excess of $50,000, individually or in the aggregate, not covered by insurance or an indemnity from a credit worthy party; (ix) the Company and/or any subsidiary, individually or in the aggregate, either (A) fails to pay, when due, or within any applicable grace period, any payment with respect to any indebtedness in excess of $50,000 due to any third party, subject to certain exceptions, or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $50,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (B) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any subsidiary that would or is likely to have a material adverse effect on the business, assets, operations, liabilities, properties, condition or prospects of the Company or any of its subsidiaries, individually or in the aggregate; (x) breaches of the representations, warranties, covenants or other terms or conditions of any transaction documents , except for those which are curable and only if such breach remains uncured for a period of five (5) consecutive trading days; (xi) a false or inaccurate certification by the Company that either (A) the Equity Conditions are satisfied, (B) there has been no Equity Conditions Failure (as defined in the Notes), or (C) as to whether any Event of Default has occurred; (xii) the occurrence of any Material Adverse Effect (as described in the Notes); (xiii) any provision of any transaction document ceases to be valid and binding on or enforceable against the parties thereto, or a proceeding is commenced by the Company or any subsidiary or governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any subsidiary denies in writing that it has any liability or obligation purported to be created under any transaction document; (xiv) any security documents and agreements entered into in connection with the Notes (collectively, the “Security Documents”) shall for any reason, subject to certain exceptions, fail or cease to create a separate valid and perfected and first priority lien on the Collateral (as defined below) in favor of the Collateral Agent (as defined below) or any material provision of such Security Documents shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the validity or enforceability thereof shall be contested by any party thereto; or (xv) any Event of Default occurs with respect to any other Notes.

Redemption

Redemption at the Election of the Company

At any time after the earlier of March 31, 2017 and the release of restrictions on at least $18.0 million of the $29.2 million of the cash purchase price subject to a cash covenant restricting the use thereof, so long as there has been no failure of the Equity Conditions during the applicable measurement periods, the Company will have the right to redeem all, but not less than all, of the principal amount then remaining under the Notes at a price equal to 100% of the conversion amount being redeemed.

Redemption Upon an Event of Default

Upon the occurrence of an Event of Default, the holders shall have the right to require the Company to redeem the Notes at a price equal to the greater of (i) 118% of the principal amount being redeemed or (ii) the product of (x) the conversion rate then in effect multiplied by (y) 118% of the volume weighted average price of the Common Stock on any trading day during the period commencing on the date immediately preceding such event of default and ending on the date such redemption payment is made.

Redemption Upon a Change of Control

For a 20 trading day period following a Change of Control (as defined in the Notes), the holders shall have the right to require the Company to redeem the Notes at a price equal to the greater of (i) 118% of the principal amount being redeemed, (ii) the product of (x) 118% multiplied by (y) the product of (A) the conversion amount being redeemed multiplied by (B) the quotient determined by dividing (I) the volume weighted average price of the Common Stock during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the applicable Change of Control and (2) the public announcement of such Change of Control and ending on the date the holder delivers a change of control redemption notice by (II) the conversion price then in effect and (iii) the product of (y) 118% multiplied by (z) the product of (A) the conversion amount being redeemed multiplied by (B) the quotient of (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of Common Stock to be paid to the holders of the shares of Common Stock upon consummation of such Change of Control.

Description of the Warrants

Series C Warrants

In connection with the issuance of the Notes under the Securities Purchase Agreement, the Company issued the Series C Warrants, exercisable to acquire 108,457,893 shares of Common Stock (the “Warrant Shares”), which number is equal to 85% of the number of shares into which the Notes are initially convertible.

Each Series C Warrant is exercisable by the holder at any time for a period five years, beginning on June 13, 2017, subject to elimination of the Exchange Cap. Each Series C Warrant will be exercisable initially to purchase one share at a price per share equal to 110% of the initial Conversion Price (initially, $0.3017). On December 29, 2017, the number of Warrant Shares issuable upon exercise of the Series C Warrants will be increased by such number of Warrant Shares equal to 75% of the difference of (i) the quotient of (A) the product of (x) the exercise price as of the date of issuance (as adjusted for certain events) multiplied by (y) the number of Warrant Shares as of the date of issuance (as adjusted for certain events), divided by (B) the volume-weighted average price of the Common Stock on the maturity date, less (ii) the number of Warrant Shares as of the date of issuance (as adjusted for certain events).

The exercise price of the warrants will be adjusted upon the occurrence of certain corporate events, including stock splits and dividends and as deemed appropriate by the Company’s Board of Directors with the prior written consent of certain required holders of Series C Warrants. The Series C Warrants are exercisable on a cashless basis in the event that there is no effective registration statement under the Securities Act covering the issuance or resale of the shares of Common Stock issuable upon exercise of the Series C Warrants.

Why does the Company Need Stockholder Approval?

Our Common Stock is listed on The NASDAQ Capital Market and, as such, we are subject to the NASDAQ Stock Market Rules. NASDAQ Stock Market Rule 5635(d) is referred to as the “NASDAQ 20% Rule.” In order to comply with the NASDAQ 20% Rule and to satisfy conditions under the Securities Purchase Agreement, we are seeking stockholder approval to eliminate the Exchange Cap to permit the potential issuance of more than 20% of our outstanding Common Stock upon conversion of the Notes and to allow the Series C Warrants to become exercisable.

The NASDAQ 20% Rule requires that an issuer obtain stockholder approval prior to certain issuances of Common Stock or securities convertible into or exchangeable for Common Stock at a price less than the greater of market price or book value of such securities (on an as exercised basis) if such issuance equals 20% or more of the Common Stock or voting power of the issuer outstanding before the transaction.

Without the Exchange Cap, the aggregate number of shares of Common Stock issuable upon the conversion of the Notes and exercise of the Series C Warrants could exceed 20% of our outstanding Common Stock immediately prior to the issuance of the Notes and could potentially be issued at a price less than the greater of the book value or market of the shares on the applicable date. Therefore, the Exchange Cap was added to the provisions of the Notes which restrict the Notes from being convertible into shares of Common Stock in excess of 19.9% of our outstanding Common Stock immediately prior to the issuance of the Notes and was added to parallel provisions of the Series C Warrants.

To meet the requirements of the NASDAQ 20% Rule, we need stockholder approval under the listing rules of NASDAQ to remove the Exchange Cap provisions under the Notes to permit the potential issuance of more than 20% of our outstanding Common Stock upon conversion of the Notes and to allow the Series C Warrants to become exercisable.

What is the Effect on Current Stockholders if the NASDAQ 20% Issuance Proposal is Approved?

If our stockholders approve this proposal, we will be able to eliminate the Exchange Cap in the Notes and Series C Warrants and therefore potentially issue shares of Common Stock issuable upon the conversion of the Notes and exercise of the Series C Warrants in excess of 20% of our issued and outstanding shares of Common Stock as of the date we closed the Note Financing pursuant to the terms of the Securities Purchase Agreement.

Effect of Elimination of Exchange Cap

If stockholders approve the NASDAQ 20% Issuance Proposal, current stockholders may experience significant dilution of their current equity ownership in the Company. There are two principal ways in which the Notes may be converted into shares of Common Stock: (1) conversion at the election of the holder of the Notes and (2) conversion into shares of Common Stock of the cash amount due under the amortization installment payments on the Notes.

For conversions at the election of the holder, at the initial conversion price of $0.2743 (110% of the volume-weighted average price of our Common Stock during the three trading days immediately prior to June 13, 2016), the $35.0 million in principal amount of Notes would be convertible into 127,597,521 shares of Common Stock, representing 529% dilution to current stockholders based on 24,118,491 shares of Common Stock issued and outstanding on June 1, 2016.

For conversions in relation to the amortization payments on the Notes, the conversion price is determined as a discount to the then current market price, as described above. If all amortization payments are made at an assumed market price of $0.2295 per share (85% of the closing price on June 20, 2016), then the Company could potentially issue up to a maximum of 152,505,447 shares of Common Stock representing 632% dilution to current stockholders based on 24,118,491 shares of Common Stock issued and outstanding on June 1, 2016.

In addition, if stockholders approve the NASDAQ 20% Issuance Proposal, the Series C Warrants will become exercisable for 85% of the number of shares into which the Notes are initially convertible, beginning on June 13, 2017. At an initial exercise price of $0.3017, the Series C Warrants will be exercisable for an aggregate of 108,457,893 shares of Common Stock. The number of shares for which the Series C Warrants will be exercisable is subject to increase on December 31, 2017, as described under “—Description of the Warrants” above.

What is the Effect on Current Stockholders if the NASDAQ 20% Issuance Proposal is not Approved?

If our stockholders do not approve this proposal, we will not meet certain equity conditions under the Notes required for us to receive the full cash purchase price of the Notes. As noted above, we received $32.2 million in cash upon issuance of $35.0 million principal amount of Notes. In order for us to be permitted to access $29.2 million of the net proceeds subject to a cash covenant restricting the use thereof, stockholders must approve this proposal. If approval is not obtained, unless the Equity Conditions are waived by the required number of holders of such Notes pursuant to their terms, the principal amount of Notes outstanding will remain at $35.0 million and we will be permitted to settle conversions (whether upon amortization payments or at the election of the holder) of the Notes up to the Exchange Cap with any remaining amounts due and payable under the Notes to be settled in cash.

In addition, we will be required to continue to seek stockholder approval of this proposal until we receive stockholder approval of this proposal or the Notes and Warrants expire or are all converted or exercised pursuant to their terms. We are not seeking the approval of our stockholders to authorize our entry into the Securities Purchase Agreement and related transaction documents, as we have already entered into the Securities Purchase Agreement and related transaction documents, which is are binding obligations on us. The failure of our stockholders to approve the proposal will not negate the existing terms of the documents relating to the Note Financing. The Notes and Warrants issued at the closing of the Note Financing will remain outstanding and the terms of the Notes and the Warrants will remain binding obligations of the Company.

Who are the investors in the Note Financing?

The investors in the Note Financing and the principal aggregate amount of Notes and related Series C Warrants held by each such investor is set forth on the Schedule of Buyers attached to the SPA.

Where can I find more information regarding the Note Financing, the Securities Purchase Agreement, the Notes and the Series C Warrants?

The above descriptions set forth the material terms of the Notes and Series C Warrants. A more detailed description of the Note Financing, the Securities Purchase Agreement, the Notes, the Series C Warrants and related transaction documents can be read in the Company’s Current Reports on Form 8-K as filed with the SEC on June 6, 2016.

The Securities Purchase Agreement, the Form of Note and the Form of Series C Warrant are attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the SEC on June 6, 2016.

Required Vote of Stockholders

Approval of the this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. This proposal is a non-routine matter and shares may not be voted on it by your broker if you do not submit voting instructions. Abstentions and broker non-votes, if any, will be counted for the purposes of determining the presence or absence of a quorum. Abstentions will have the effect of a vote “against” the proposal. Broker non-votes will have no effect on the outcome of the proposal. A failure to vote by not returning a signed proxy will have no effect on the outcome of the proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE NASDAQ 20% ISSUANCE PROPOSAL

This proposal will be effective upon its approval by our stockholders at the Annual Meeting and is not conditioned upon the approval by our stockholders of any other proposal. As each proposal will be presented to our stockholders at the Annual Meeting in the order presented herein, if this proposal is approved by our stockholders, it will become effective SIXTH.

PROPOSAL 7: INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Overview

Our Board of Directors has determined that it is advisable and in our and our stockholders’ best interests to increase the number of authorized shares of common stock from 170,000,000 to 500,000,000 shares, par value $0.01 per share. Accordingly, stockholders are asked to approve an amendment to our amended and restated certification of incorporation to effectuate such increase.

The Board of Directors strongly believes that the increase in the number of authorized shares of common stock is necessary to provide us with resources and flexibility with respect to our capital sufficient to execute our business plans and strategy.

The number of authorized shares of common stock following the amendment of our amended and restated certificate of incorporation as a result of the approval of this Proposal 7 will not be reduced by the reverse stock split.

Accordingly, the Board of Directors has unanimously approved a resolution proposing such amendment to our amended and restated certificate of incorporation and directed that it be submitted for approval at the Annual Meeting.

The text of the form of the proposed amendment to our amended and restated certificate of incorporation, which assumes the approval of this Proposal, is attached hereto as Annex C.

Of the 170,000,000 shares of common stock currently authorized, 24,118,491 shares of common stock were outstanding as of June 1, 2016, in addition to the following:

672,379 shares issuable upon the exercise of stock options at a weighted average exercise price of $8.44 per share;

10,381,952 shares issuable upon the exercise of warrants at a weighted average exercise price of $0.73 per share; and

536,000 unvested restricted shares.

The number of shares outstanding or reserved for issuance under outstanding options, warrants and other derivative securities set forth above does not reflect the reverse stock split set forth in Proposal 5 above. If the reverse stock split is approved, such number of shares, but not the number of authorized shares, would be adjusted proportionally.

Reasons for the Proposed Increase in Number of Authorized Shares of Common Stock

To provide us with resources and flexibility with respect to our capital sufficient to execute our business plans and strategy. The increase in authorized shares of common stock will provide us greater flexibility with respect to our capital structure for various purposes as the need may arise from time to time. These purposes may include: raising capital, establishing strategic relationships with other companies, expanding our business through the acquisition of other businesses or products and providing equity incentives to employees, officers or directors. In particular, the Note Financing could result in the issuance of more than 236,055,414 shares of Common Stock, assuming the conversion of all Notes at the initial conversion price thereof and the exercise of all Series C Warrants at the initial exercise price thereof. Certain provisions in the Notes and Series C Warrants will require us to reserve a greater number of shares of Common Stock for potential issuance in connection therewith than we would be required to issue upon conversion of all Notes and exercise of all Series C Warrants at the initial conversion price and initial exercise price, respectively, thereof. Accordingly, we expect the shares reserved for issuance in the Note Financing to constitute a significant portion of our total outstanding shares, even after giving effect to the reverse stock split, if approved by our stockholders. As we expect that we will seek to raise significant additional capital in future years to fund our clinical trials, we may need to issue a substantial number of shares in connection therewith.

Principal Effects of Increase in Number of Authorized Shares of Common Stock

If stockholders approve this Proposal 7, the additional authorized common stock will have rights identical to the currently outstanding shares of our common stock. The proposed amendment will not affect the par value of the common stock, which will remain at $0.01 per share. Approval of this Proposal 7 and issuance of the additional authorized shares of common stock would not affect the rights of the holders of currently outstanding shares of our common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of any earnings per share and voting rights of current holders of common stock.

The additional shares of common stock authorized by the approval of this Proposal 7 could be issued by our Board without further vote of our stockholders except as may be required in particular cases by our amended and restated certificate of incorporation, the Delaware General Corporation Law or other applicable law, regulatory agencies or NASDAQ rules. Stockholders do not have preemptive rights to subscribe to additional securities that we may issue, which means that current stockholders do not have a prior right thereunder to purchase any new issue of common stock, or securities that are convertible into common stock, in order to maintain their proportionate ownership interests in the Company.

Our stockholders are not entitled to dissenters’ or appraisal rights under the Delaware General Corporation Law with respect to the proposed amendment to our amended and restated certificate of incorporation to increase the number of authorized shares of common stock and we will not independently provide the stockholders with any such right if the increase is implemented.

The proposed amendment to our amended and restated certificate of incorporation to increase the number of authorized shares of our common stock could, under certain circumstances, have an anti-takeover effect. The additional shares of common stock that would become available for issuance if this Proposal 7 is approved could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further shareholder approval, the Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of our securities not approved by the Board, give certain holders the right to acquire additional shares of common stock at a low price, or the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board.

Although this proposal to increase the authorized capital and common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), nevertheless, stockholders should be aware that approval of this Proposal 7 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices.

Required Vote and Recommendation of the Board of Directors

Approval of this proposal requires the affirmative vote of the holders of a majority of our issued and outstanding shares of common stock.

Abstentions will be counted for the purposes of determining the presence or absence of a quorum. Abstentions will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL.

This proposal will be effective upon its approval by our stockholders at the Annual Meeting and is not conditioned upon the approval by our stockholders of any other proposal. As each proposal will be presented to our stockholders at the Annual Meeting in the order presented herein, if this proposal is approved by our stockholders, it will become effective SEVENTH.

STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

In order for a stockholder proposal to be eligible for inclusion in our proxy statement for the 2017 annual meeting of stockholders, the proposal must be received by the Corporate Secretary not later than 120 days before the anniversary of the date this Proxy Statement was first released to our stockholders, and must otherwise comply with the requirements of Rule 14a-8(e) of the Securities Exchange Act of 1934. In addition, in order for a stockholder to present a proposal or other matter or to nominate a person for election as a director at the 2017 annual meeting of stockholders, the stockholder must give Delcath written notice of the proposal or other matter to be presented at the meeting no later than 120 days before the anniversary of the date this Proxy Statement was first released to our stockholders, and must otherwise comply with our amended and restated certificate of incorporation. If the date set for the 2017 annual meeting is more than 30 calendar days before or after July 19, 2017, such notice must instead be received no later than 60 calendar days before the date set for such meeting. Proposals or notices of intent to present a proposal should be addressed to the Corporate Secretary, Delcath Systems, Inc., 1633 Broadway, Suite 22C, New York, New York 10019, and should be sent by overnight delivery or certified mail, return receipt requested. If a stockholder fails to provide timely notice of a proposal to be presented at the 2017 annual meeting, the proxies designated by the Board will have discretionary authority to vote on the proposals.

ANNUAL REPORT

A copy of Delcath’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (without exhibits) is being distributed with this Proxy Statement. The Annual Report on Form 10-K is available to the public at www.delcath.com and also available, without charge, by writing or telephoning President and Chief Executive Officer, Delcath Systems, Inc., 1633 Broadway, Suite 22C, New York, New York 10019, (212) 489-2100.

/s/ Jennifer K. Simpson
New York, New York	Jennifer K. Simpson, Ph.D.
June 21, 2016	President, Director and Executive Officer

ANNEX A

DELCATH SYSTEMS, INC.

2009 STOCK INCENTIVE PLAN

(As amended and restated effective as of [~~June 10, 2015~~]~~[                        ]~~ July 19, 2016)

SECTION 1 Purpose

The purpose of this Delcath Systems, Inc. 2009 Stock Incentive Plan is to promote the interests of Delcath Systems, Inc. (the “Company”) and its Subsidiaries through grants of awards to employees, directors and consultants in order to (i) attract and retain employees, directors and consultants, (ii) provide an additional incentive to each award holder to work to increase the value of Delcath stock, and (iii) provide each award holder with a stake in the future of Delcath that strengthens the mutuality of interests between such award holder and Delcath’s shareholders. The Plan was originally effective as of June 9, [~~2009,~~]2009 and[ ~~has been~~] amended and restated effective as of June 10, 2015, and has been further amended and restated effective as of ~~[                        ]~~ July 19, 2016, subject to stockholder approval of this amended and restated Plan.

SECTION 2 Types of Awards

Awards under the Plan may be in the form of Stock Options, Stock Appreciation Rights (SARs), Restricted Stock, Restricted Stock Units (RSUs), Other Stock-Based Awards, and Cash Awards.

Awards may be free-standing or granted in tandem. If two awards are granted in tandem, the award holder may exercise (or otherwise receive the benefit of) one award only to the extent he or she relinquishes the tandem award.

SECTION 3 Definitions

“Beneficiary” means an award holder’s designated beneficiary or estate, as determined under Section [~~15.~~]16.

“Board” means the Board of Directors of Delcath.

“Cash Award” means an award granted under Section [~~12~~]13 of the Plan.

“Delcath” or the “Company” means Delcath Systems, Inc., a Delaware corporation, and any successor to such corporation.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means (i) with respect to awards to Non-Employee Directors, the entire Board; and (ii) with respect to all other awards, a committee of the Board designated by the Board to administer this Plan and which shall consist of at least two members of the Board, or if no such committee is appointed, the entire Board.

“Consultant” means any individual, other than an Employee or Non-Employee Director, who is engaged by Delcath or a Subsidiary to render services, other than a person whose services are rendered in connection with capital-raising or promoting or maintaining a market for Delcath securities.

“Employee” means an employee of Delcath or of any Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” of the Stock means (i) if the Stock is readily tradable on an established securities market (within the meaning of Section 409A of the Code), the closing price for a share of Stock on such exchange or market as is determined by the Committee to be the primary market for the Stock on the date in question, or if the date in question is not a trading day on such market, the closing price on such exchange or market for the trading day immediately preceding the day in question, and (ii) otherwise, such other price as the Board determines is appropriate after taking into account the requirements of Section 409A of the Code.

“Incentive Stock Option” or “ISO” means a Stock Option granted under the Plan that both is designated as an ISO and qualifies as an incentive stock option within the meaning of Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not an Employee.

“Non-Qualified Option” or “NQSO” means a Stock Option granted under the Plan which either is designated as NQSO or does not qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Other Stock Based Award” means an award described in Section [~~11~~]12 of the Plan.

“Plan” means this Delcath Systems, Inc. 2009 Stock Incentive Plan, as amended from time to time.

“Performance Award” means an award granted under Section [~~9,~~ ]10, 11, 12, or [~~12~~]13 of the Plan that meets the requirements of Section [~~13~~]14 of the Plan and is intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

“Performance Objectives” means objective measures of performance for earning an award, which in the case of Performance Awards, shall be based on one or more of the criteria specified in Section [~~13.2.~~]14.2.

“Restricted Stock” means an award described in Section [~~9~~]10 of the Plan.

“Restricted Stock Unit” or “RSU” means an award described in Section [~~10~~]11 of the Plan.

“Stock” means common stock of Delcath, par value one cent ($.01).

“Stock Appreciation Right” or “SAR” means an award described in Section [~~8~~]9 of the Plan.

“Stock Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

“Subsidiary” means any corporation, partnership, joint venture, or other entity in which Delcath owns, directly or indirectly, 50% or more of the ownership interests.

SECTION 4 Administration

4.1 The Plan shall be administered by the Committee.

The Committee shall have the following authority and discretion with respect to awards under the Plan: to grant awards (subject to any limitations contained in the Plan); to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; to make all factual and other determinations necessary or advisable for the administration of the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority:

(1)	to determine whether and to what extent any award or combination of awards will be granted hereunder and whether they will be Performance Awards;

(2)	to select the Employees, Non-Employee Directors, and Consultants to whom awards will be granted;

(3)	to determine the number of shares of Stock to be covered by each award granted hereunder subject to the limitations contained herein;

(4)	to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on such Performance Objectives, continued employment, and such other factors as the Committee may establish, and to determine whether the Performance Objectives and other terms and conditions of the award have been satisfied;

(5)	to determine the treatment of awards upon an award holder’s retirement, disability, death, termination for cause or other termination of employment or service;

(6)	to determine whether amounts equal to the amount of any dividends declared with respect to the number of shares covered by an award (i) will be paid to the award holder currently, or (ii) will be deferred and deemed to be reinvested or otherwise credited to the award holder and paid at the date specified in the award, or (iii) that the award holder has no rights with respect to such dividends (in each case, subject to any restrictions imposed by Section 409A of the Code);

(7)	to amend the terms of any award, prospectively or retroactively; provided however that (i) no amendment shall impair the rights of the award holder with respect to an outstanding award without his or her written consent; (ii) unless approved by the stockholders, the Committee shall have no power to amend the terms of outstanding Stock Options or SARs to reduce the option price or base price of such awards or to cancel or surrender outstanding Stock Options or SARs and grant substitute cash or other awards or Stock Options or SARs with a lower option price or base price than the cancelled awards; and (iii) the Committee shall consider the provisions of Section 409A of the Code prior to amending any award;

(8)	to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any award in the manner and to the extent it shall deem desirable to carry out the purpose of the Plan;

(9)	to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an award will be deferred either automatically or at the election of an award holder, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period (in each case, subject to any restrictions imposed by Section 409A of the Code);

(10)	to determine, pursuant to a formula or otherwise, the Fair Market Value of the Stock on a given date; (11) subject to any restrictions imposed by Section 409A of the Code, to provide that the shares of Stock received as a result of an award shall be subject to a right of repurchase by the Company and/or a right of first refusal, in each case subject to such terms and conditions as the Committee may specify;

(12)	to adopt one or more sub-plans, consistent with the Plan, containing such provisions as may be necessary or desirable to enable awards under the Plan to comply with the laws of other jurisdictions and/or qualify for preferred tax treatment under such laws;

(13)	to the extent permitted by law, to delegate to a committee of two or more officers of the Company the authority to grant awards to Employees who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934; provided, however, that any such delegation shall be set forth in a resolution of the Committee that specifies the total number of shares as to which awards may be granted under such delegation and any other limitations as may be imposed by the Committee; and

(14)	to delegate such administrative duties as it may deem advisable to one or more of its members or to one or more employees or agents of the Company.

4.2 All determinations and interpretations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and award holders.

4.3 The Committee may act by a majority of its members at a meeting (present in person or by conference telephone), by unanimous written consent or by any other method of director action then permitted under the General Corporation Law of the State of Delaware.

SECTION 5 Stock Subject to Plan

5.1 Subject to any adjustments made in accordance with Section 5.4, the total number of shares of Stock that may be issued under the Plan shall not exceed the sum of the following: (1) [~~1,100,000,~~]the 1,700,000 Share increase authorized by the Board to be effective upon stockholder approval on ~~[                    ]~~ July 19, 2016 (the “Stockholder Approval Date”), plus (2) the number of Shares subject to outstanding awards under the Plan as of [~~June 10, 2015,~~]the Stockholder Approval Date, plus (3) the number of Shares remaining available for issuance under the Plan but not subject to outstanding awards or previously exercised, vested or paid awards as of [~~June 10, 2015~~]the Stockholder Approval Date; provided that in no event shall the maximum aggregate numbers of shares that may be issued or transferred under the Plan after the Stockholder Approval Date exceed [~~1,506,250.~~]3,206,250. No more than [~~1,506,250~~]3,206,250 shares may be granted with respect to Incentive Stock Options (subject to adjustment as provided in Section 5.4). Shares issued under the Plan may consist of authorized but unissued shares or shares which have been issued and reacquired by the Company. Shares of Stock subject to outstanding awards under the Plan shall be available for subsequent issuance under the Plan to the extent those awards expire or terminate for any reason prior to the issuance of the shares of Stock subject to those awards. Unvested shares of Restricted Stock issued under the Plan and subsequently forfeited shall be added back to the number of shares of Stock reserved for issuance under the Plan and shall accordingly be available for subsequent reissuance. Should the exercise price of a Stock Option be paid with shares of Stock (whether through the withholding of a portion of the otherwise issuable shares or through the delivery of already owned shares), then the share reserve shall be reduced by the gross number of shares for which that Stock Option is exercised, and not by the net number of shares issued under the exercised Stock Option. Upon the exercise of any Stock Appreciation Right, the share reserve shall be reduced by the gross number of shares as to which such right is exercised and not the net number of shares issued upon such exercise. If shares of Stock otherwise issuable under the Plan are withheld by the Company in satisfaction of the withholding taxes incurred in connection with an award, then the share reserve shall be reduced by the gross number of shares deliverable under such award, calculated in each instance prior to any such share withholding. The payment of any award in cash shall not count against [~~this~~]the share [~~limit~~]reserve, regardless of the original intent, structure or nature of such award.

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company or a Subsidiary of property or stock of an entity, the Company may assume awards granted by such entity or grant Stock Options or other awards in substitution for awards granted by such entity or an affiliate thereof, and such assumed or substituted awards shall not count against the share limit under this Plan.

5.2 [~~Subject to the terms of Section 5.1, to the extent a Stock Option or~~] ~~Stock Appreciation Right~~[ ~~terminates without shares having been issued, or an award terminates without the holder having received shares in payment of the award, or shares awarded are forfeited (in each case including terminations and forfeitures of outstanding awards granted under the 2004 Plan), the shares subject to such award shall again be available for distribution in connection with future awards under this Plan. Shares of Stock equal in number to the shares surrendered in payment of the option price, and shares of Stock that are withheld in order to satisfy federal, state or local tax withholding obligations with respect to any award, shall not count against the above limit, and shall again be available for grants under the Plan. With respect to the issuance of SARs that may be settled in shares of Stock, the total number of shares of Stock as to which the SAR is granted shall be counted against the Plan’s share limit.~~ ] [Reserved]

5.3 No individual shall be granted Stock Options, SARs, Restricted Stock, RSUs, or Other Stock-Based Awards, or any combination thereof with respect to more than 500,000 shares of Stock in any fiscal year (subject to adjustment as provided in Section 5.4). The maximum Cash Award that may be paid to any individual in any fiscal year (measured at the end of the performance period or periods ending in the fiscal year, and without regard to increase in value of the award during any deferral period) is $500,000.

5.4 In the event of a change in the outstanding stock of the Company (including but not limited to changes in either the number of shares or the value of shares) by reason of any stock split, reverse stock split, dividend or other distribution (whether in the form of shares, other securities or other property, but not including regular cash dividends), extraordinary cash dividend, recapitalization, merger in which the stockholders of the Company immediately prior to the merger continue to own a majority of the voting securities of the successor entity immediately after the merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of shares or other securities, or other similar corporate transaction or event, if the Committee shall determine in its sole discretion that, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, such transaction or event equitably requires an adjustment in the aggregate number and/or class of shares of Stock available under the Plan (including for this purpose the number of shares of Stock available for issuance under the Plan) or in the number, class and/or price of shares of Stock subject to outstanding Stock Options and/or outstanding awards), such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes under the Plan. A participant holding an outstanding award has a legal right to an adjustment that preserves without enlarging the value of such award, with the terms and manner of such adjustment to be determined by the Committee.

In addition, upon the dissolution or liquidation of the Company or upon any reorganization, merger, or consolidation as a result of which the Company is not the surviving corporation (or survives as a wholly-owned subsidiary of another corporation), or upon a sale of substantially all the assets of the Company, the Board or the Committee may take such action as it in its discretion deems appropriate, subject to any limitations imposed by Section 409A of the Code, to (i) accelerate the time when awards vest and/or may be exercised and/or may be paid, (ii) cash out outstanding Stock Options and/or other awards at or immediately prior to the date of such event, (iii) provide for the assumption of outstanding Stock Options or other awards by surviving, successor or transferee corporations or entities, (iv) provide that in lieu of shares of Stock, the award recipient shall be entitled to receive the consideration he or she would have received in such transaction in exchange for such shares of Stock (or the [~~fair market value~~]Fair Market Value thereof in cash), and/or (v) provide that Stock Options and SARs shall be exercisable for a period of at least 10 business days from the date of receipt of a notice from the Company of such proposed event, following the expiration of which period any unexercised Stock Options or SARs shall terminate.

No fractional shares shall be issued or delivered under the Plan. The Board or the Committee shall determine whether the value of fractional shares shall be paid in cash or other property, or whether such fractional shares and any rights thereto shall be cancelled without payment.

The Board’s or Committee’s determination as to which adjustments shall be made under this Section 5.4 and the extent thereof shall be final, binding and conclusive.

SECTION 6 Eligibility

Employees, Non-Employee Directors, and Consultants are eligible to be granted awards under the Plan. In addition, awards may be granted to prospective Employees, Non-Employee Directors, or Consultants but such awards shall not become effective until the recipient’s commencement of employment or service with the Company or Subsidiary. Incentive Stock Options may be granted only to employees and prospective employees of the Company or of any parent corporation or subsidiary of the Company (as those terms are defined in Section 424 of the Code). The participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

SECTION 7 Vesting

Each Stock Option, SAR, award of Restricted Stock, RSU, or Other Stock-Based Award will be subject to a minimum 12-month vesting period.

SECTION 8 Stock Options

[7.1]8.1 The Stock Options awarded under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any Stock Option is either designated as a Non-Qualified Stock Option or does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

[7.2]8.2 Subject to the following provisions, Stock Options awarded under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine:

(1)	Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee, but shall not be less than the Fair Market Value of the Stock on the date of grant of the Stock Option. The date of grant of any Stock Option shall be the date of Committee approval of the Stock Option or a prospective date specified by the Committee, and for prospective Employees shall be no earlier than the first day of employment.

(2)	Option Term. The term of each Stock Option shall be fixed by the Committee, but shall not exceed ten years.

(3)	Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee may waive such exercise provisions or accelerate the exercisability of the Stock Option at any time in whole or in part.

(4)	Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving notice of exercise, in such manner as may be determined by the Company (which may be written or electronic), specifying the number of whole shares to be purchased, accompanied by payment of the aggregate option price for such shares. Payment of the option price shall be made in such manner as the Committee may provide in the award, which may include (i) cash (including cash equivalents), (ii) delivery (either by actual delivery of the shares or by providing an affidavit attesting to ownership of the shares) of shares of Stock already owned by the optionee, (iii) broker-assisted “cashless exercise” in which the optionee delivers a notice of exercise together with irrevocable instructions to a broker acceptable to the Company to sell shares of Stock (or a sufficient portion of such shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the total option price and any withholding tax obligation resulting from such exercise, (iv) application of shares subject to the Stock Option to satisfy the option price, (v) any other manner permitted by law, or (vi) any combination of the foregoing. Any shares used to pay the option price shall be valued at their Fair Market Value on the date of exercise.

(5)	No Stockholder Rights. An optionee shall have neither rights to dividends or other rights of a stockholder with respect to shares subject to a Stock Option until the optionee has duly exercised the Stock Option and a certificate for such shares has been duly issued (or the optionee has otherwise been duly recorded as the owner of the shares on the books of the Company).

(6)	Surrender Rights. The Committee may provide that options may be surrendered for cash upon any terms and conditions set by the Committee.

(7)	Non-transferability. Unless otherwise provided by the Committee, (i) Stock Options shall not be transferable by the optionee other than by will or by the laws of descent and distribution, and (ii) during the optionee’s lifetime, all Stock Options shall be exercisable only by the optionee or by his or her guardian or legal representative. The Committee, in its sole discretion, may permit Stock Options to be transferred to such transferees and on such terms and conditions as may be determined by the Committee.

(8)

Termination of Employment. Following the termination of an optionee’s employment or service with the Company or a Subsidiary, the Stock Option shall be exercisable to the extent determined by the Committee. The Committee may provide different post-termination exercise provisions with respect to termination of employment or service for different reasons. The Committee may provide at the time of grant that, notwithstanding the option term fixed pursuant to Section [~~7.2~~]8.2(2), a Stock Option that is outstanding on the date of an optionee’s death shall remain outstanding for an additional period after the date of such death. The Committee shall have absolute discretion to determine the date and circumstances of any termination of employment or service.

[~~7.3~~]8.3 Notwithstanding the provisions of Section 8.2, Incentive Stock Options shall be subject to the following additional restrictions:

(1)	No Incentive Stock Option shall have an option price that is less than 100% of the [~~fair market value~~]Fair Market Value (as determined for purposes of Section 422 of the Code) of the Stock on the date of grant of the Incentive Stock Option. The date of grant of any Incentive Stock Option shall be the date of Committee approval of the Incentive Stock Option or a prospective date specified by the Committee, and for prospective employees shall be no earlier than the first day of employment.

(2)	No Incentive Stock Option shall be exercisable more than ten years after the date such Incentive Stock Option is granted.

(3)	No Incentive Stock Option shall be awarded more than ten years after April 8, 2009, the date of Board approval of the Plan.

(4)	No Incentive Stock Option granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code, shall (A) have an option price which is less than 110% of the [~~fair market value~~]Fair Market Value of the Stock on the date of grant of the Incentive Stock Option or (B) be exercisable more than five years after the date such Incentive Stock Option is granted.

(5)	The aggregate [~~fair market value~~]Fair Market Value (determined as of the time the Incentive Stock Option is granted) of the shares with respect to which Incentive Stock Options (granted under the Plan and any other plans of the Company, its parent corporation or subsidiary corporations, as defined in Section 424 of the Code) are exercisable for the first time by an optionee in any calendar year shall not exceed $100,000.

(6)	An optionee’s right to exercise an Incentive Stock Option shall be subject to the optionee’s agreement to notify the Company of any “disqualifying disposition” (for purposes of Section 422 of the Code) of the shares acquired upon such exercise, subject to Section 4.1.

(7)	Incentive Stock Options shall not be transferable by the optionee, other than by will or by the laws of descent and distribution, subject to such additional limitations as may be imposed by the Committee. During the optionee’s lifetime, all Incentive Stock Options shall be exercisable only by such optionee.

The Committee may, with the consent of the optionee, amend an Incentive Stock Option in a manner that would cause loss of Incentive Stock Option status, provided the Stock Option as so amended satisfies the requirements of Section [~~7.2.~~]8.2.

[~~7.4~~]8.4 In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company or a Subsidiary of property or stock of an entity, the Committee may grant Stock Options in substitution for any options or other stock awards or stock-based awards granted by such entity or an affiliate thereof. Such substitute Stock Options may be granted on such terms as the Committee deems appropriate to prevent dilution or enlargement of the benefits under the prior award, notwithstanding any limitations on Stock Options contained in other provisions of this Section 7, but after considering the provisions of Section 409A of the Code.

SECTION [~~8~~]9 Stock Appreciation Rights (SARs)

A Stock Appreciation Right shall entitle the holder thereof to receive, for each share as to which the award is granted, payment of an amount, in cash, shares of Stock, or a combination thereof as determined by the Committee, equal in value to the excess of the Fair Market Value of a share of Stock on the date of exercise over an amount (the base price) specified by the Committee. Any such award shall be in such form and shall have such terms and conditions as the Committee may determine; provided, however, that no SAR shall have a base price below the Fair Market Value of the Stock on the date of grant or a term longer than ten years. The award shall specify the number of shares of Stock as to which the SAR is granted.

SECTION [~~9~~]10 Restricted Stock

Subject to the following provisions, all awards of Restricted Stock shall be in such form and shall have such terms and conditions as the Committee may determine:

(1)	The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company and/or its Subsidiaries, upon the attainment of specified Performance Objectives, and/or upon such other criteria as the Committee may determine.

(2)	Stock certificates representing the Restricted Stock awarded shall be registered in the award holder’s name (or the holder shall be recorded as the owner of the shares on the books of the Company), but the Committee may direct that such certificates be held by the Company or its designee on behalf of the award holder (or that transfer restrictions be placed on the shares). Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the award holder until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the award holder (or his or her Beneficiary in the event of death), (or the award holder (or his or her Beneficiary in the event of death) shall be duly recorded as the owner of the shares on the books of the Company), in each case free of all restrictions.

(3)	The Committee may provide that the award holder shall have the right to vote and/or receive dividends on Restricted Stock. Unless the Committee provides otherwise, Stock received as a dividend on, or in connection with a stock split of, Restricted Stock (or pursuant to adjustment under Section 5.4) shall be subject to the same restrictions as the Restricted Stock.

(4)	Except as may be provided by the Committee, in the event of an award holder’s termination of employment or service before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the award holder shall be returned to the award holder or (ii) a cash payment equal to the Restricted Stock’s Fair Market Value on the date of forfeiture, if lower, shall be paid to the award holder.

(5)	The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the award holder’s Restricted Stock (except that the Committee may not waive conditions or restrictions with respect to Performance Awards if such waiver would cause the award to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code).

SECTION [~~10~~]11 Restricted Stock Units (RSUs)

Subject to the following provisions, all awards of Restricted Stock Units shall be in such form and shall have such terms and conditions as the Committee may determine:

(1)

The Restricted Stock Unit award shall specify the number of RSUs to be awarded and the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Stock will be deferred. The Committee may condition the grant or vesting of Restricted Stock Units, or receipt of Stock or cash at the end of the Deferral Period, upon the completion of a specified period of service with the Company and/or its Subsidiaries, upon the attainment of specified Performance Objectives, and/or upon such other criteria as the Committee may determine.

(2)	Except as may be provided by the Committee, RSU awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period.

(3)	At the expiration of the Deferral Period, the award holder (or his or her Beneficiary in the event of death) shall receive (i) certificates for the number of shares of Stock equal to the number of shares covered by the RSU award (or the shares shall be duly recorded as owned by such holder on the books of the Company), (ii) cash equal to the Fair Market Value of such Stock, or (iii) a combination of shares and cash, as the Committee may determine.

(4)	Except as may be provided by the Committee, in the event of an award holder’s termination of employment or service before the RSU has vested, his or her RSU award shall be forfeited.

(5)	The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, Stock or cash under a Restricted Stock Unit award (except that the Committee may not waive conditions or restrictions with respect to Performance Awards if such waiver would cause the award to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code). In addition, the Committee shall not accelerate the payment of an RSU if such acceleration would violate Section 409A of the Code.

SECTION [~~11~~]12 Other Stock-Based Awards

The Committee may grant Other Stock-Based Awards, which shall consist of any right that is not an award described in Sections [~~7,~~ ]8, [~~9~~]9, 10 or [~~10~~]11 hereof and that is denominated or payable in Stock, or valued in whole or in part by reference to or otherwise based on or related to Stock (including, without limitation, securities convertible into Stock). The Committee shall determine the terms and conditions of any such award, subject to any limitations contained in the Plan.

SECTION [~~12~~]13 Cash Awards

[~~12.1~~]13.1 The Committee may grant Cash Awards, which shall entitle the award holder to receive cash upon the satisfaction of the Performance Objectives and other terms and conditions set forth in the award. At the time of grant of a Cash Award, the Committee shall specify the applicable Performance Objectives and the performance period to which they apply, as well as the amount of the Cash Award to be paid upon satisfaction of the Performance Objectives (which may be stated as a range of amounts payable upon attainment of specified levels of satisfaction of the Performance Objectives). The Committee may determine that a Cash Award shall be payable upon achievement of any one Performance Objective, or any one of several Performance Objectives, or that two or more of the Performance Objectives must be achieved as a condition to payment of a Cash Award.

[~~12.2~~]13.2 The Committee shall specify at the time of grant of a Cash Award the date or dates such Cash Award, to the extent earned, shall be payable, and may require all or a portion of the Cash Award to be deferred and payable only upon satisfaction of continued employment or other specified conditions. The Committee may also permit all or a portion of a Cash Award to be deferred at the award holder’s election, subject to Section 409A of the Code. Deferred portions of a Cash Award may be credited with interest, deemed invested in Stock, or deemed invested in such other investments as the Committee may specify.

SECTION [~~13~~]14 Performance Awards

[~~13.1~~]14.1 The Committee shall have the right to designate awards under Section [~~9,~~ ]10, [~~11 or~~]11, 12 or 13 as Performance Awards, in which case the following provisions shall apply to such awards (in addition to the provisions under Section [~~9,~~ ]10, 11,[ ~~or~~] 12, or 13, as applicable).

[~~13.2~~]14.2 The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and/or to a Subsidiary, business unit, business segment or business line, and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies or published or special index that the Committee deems appropriate:

(1)	Net earnings or net income (before or after taxes); (2) Earnings per share;

(3)	Net sales or revenue growth;

(4)	Gross revenues (and/or gross revenue growth) and/or mix of revenues among the Company’s business activities;

(5)	Net operating profit (or reduction in operating loss);

(6)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(7)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(8)	Earnings before or after taxes, interest, depreciation, amortization, and/or other non-cash items; (9) Gross or operating margins;

(10)	Productivity ratios (and/or such ratios as compared to various stock market indices);

(11)	Stock price (including, but not limited to, growth measures and total shareholder return);

(12)	Stock price and market capitalization ratios (including, but not limited to, price-to-earnings ratio and enterprise multiple)

(13)	Expense targets (including, but not limited to, expenses-to-sales ratios);

(14)	Margins;

(15)	Operating efficiency; (16) Market share;

(17)	Customer satisfaction;

(18)	Employee satisfaction or retention;

(19)	Development and implementation of employee or executive development programs (including, but not limited to, succession programs);

(20)	Working capital targets;

(21)	Economic value added;

(22)	Market value added;

(23)	Debt to equity ratio;

(24)	Strategic business goals relating to acquisitions, divestitures and joint ventures;

(25)	Attaining specified clinical, trial site initiation or patient enrollment targets;

(26)	Filing of the Company’s PMA application to the Food and Drug Administration;

(27)	Obtaining regulatory approvals, including of the company’s PHP System in the United States or other countries;

(28)	Sale of the company;

(29)	Consummating a specified equity based capital offering;

(30)	Reaching specified technology development objectives; and

(31)	Reaching specified employment time-points governed by an employment agreement

The Committee may provide in any Performance Award that any evaluation of performance may include or exclude any of the following events that occurs during the performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (vi) the impact of adjustments to the Company’s deferred tax asset valuation allowance, (vii) acquisitions or divestitures, and (viii) foreign exchange gains and losses. To the extent such inclusions or exclusions affect awards intended to be performance-based within the meaning of Section 162(m) of the Code, they shall be prescribed in a form that meets the requirements of Section 162(m).

[~~13.3~~]14.3 The following additional requirements shall apply to Performance Awards:

(1)	The Performance Objectives shall be established by the Committee not later than the earlier of (i) 90 days after the beginning of the applicable performance period, or (ii) the time 25% of such performance period has elapsed.

(2)	The Performance Objectives shall be objective and the achievement of such Performance Objectives shall be substantially uncertain (within the meaning of Section 162(m) of the Code) at the time the Performance Objectives are established.

(3)	The amount of the Performance Award payable upon each level of achievement of the Performance Objectives must be objectively determinable, except that the Committee shall have the right to reduce (but not increase) the amount payable, in its sole discretion.

(4)	Prior to payment of any Performance Award, the Committee shall certify in writing, in a manner that satisfies the requirements of Section 162(m) of the Code, that the Performance Objectives have been satisfied.

SECTION [~~14~~]15 Tax Withholding

Each award holder shall, no later than the date as of which an amount with respect to an award first becomes includible in such person’s gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any Subsidiaries), shall, to the extent permitted by law, have the right to deduct the minimum amount of any required tax withholdings from any payment of any kind otherwise due to the award holder.

To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an award holder may elect to have [~~the minimum amount~~]all or any portion of any required tax withholding with respect to any awards hereunder satisfied by having the Company withhold shares of Stock otherwise deliverable to such person with respect to the award. Alternatively, the Committee may require that a portion of the shares of Stock or cash otherwise deliverable be applied to satisfy the minimum withholding tax obligations with respect to the award. However, unless the Committee determines otherwise, share withholding for taxes shall not exceed the award holder’s minimum applicable tax withholding amount.

SECTION [~~15~~]16 Beneficiary of Award Holder

[~~15.1~~]16.1 The Committee may provide the holder with the right to designate any person or persons as such person’s beneficiary or beneficiaries (both primary and contingent) to whom payment in respect of one or more of the award holder’s awards under this Plan shall be paid in the event of the award holder’s death. Each beneficiary designation shall become effective only when filed in writing with the Company during the award holder’s lifetime on a form provided by the Company. If an award holder is married, his or her designation of beneficiary or beneficiaries other than his/her spouse or his/her estate shall not be effective unless the beneficiary designation has been signed by the spouse and notarized.

[~~15.2~~]16.2 If an award holder is not given the right to designate a beneficiary or fails to designate a beneficiary in accordance with the provisions of Section [~~15.1,~~]16.1, or if all designated beneficiaries predecease the award holder, payment of the holder’s awards shall be made to the holder’s estate.

SECTION [~~16~~]17 Amendments and Termination

[~~16.1~~]17.1 No award shall be granted under the Plan after [~~June 8, 2019,~~ ]the day preceding the tenth anniversary of the [~~date of approval by the Company’s stockholders of the Plan~~]Stockholder Approval Date, unless the Plan has been re-approved by the Company’s stockholders prior to such date.

No Performance Award shall be granted after the Company’s annual meeting held in 2014, unless the material terms of the performance goals (within the meaning of Section 162(m) of the Code) have been re-approved by the Company’s stockholders within the five years prior to such grant.

[~~16.2~~]17.2 The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder’s written consent. Amendments may be made without stockholder approval except as required to satisfy applicable laws or regulations or the requirements of any stock exchange or market on which the Stock is listed or traded.

[~~16.3~~]17.3 The Committee may amend the terms of any award prospectively or retroactively, subject to the limitations set forth in Section 4.1(7) hereof.

[~~16.4~~]17.4 Notwithstanding the foregoing provisions of this Section 16, the Committee shall have the right, in its sole discretion, to amend the Plan and all outstanding awards without the consent of stockholders or award holders to the extent the Committee determines such amendment is necessary or appropriate to comply with Section 409A of the Code.

[~~16.5~~]17.5 Notwithstanding any other provision of the Plan or of any award, in the event of a change in control event (as defined under Section 409A of the Code) the Committee shall have the right, in its sole discretion, to terminate the Plan and all outstanding awards (or, to the extent permitted under Section 409A of the Code, to terminate all awards subject to Section 409A of the Code) and distribute amounts payable under such awards immediately prior to or within 12 months after the occurrence of the change in control event.

SECTION [~~17~~]18 Change of Control

[~~17.1~~]18.1 The Committee shall have the authority to determine the extent, if any, to which outstanding awards will become vested upon a Change of Control. In addition, to the extent permitted under Section 409A of the Code or with respect to awards that are not subject to Section 409A of the Code, the Committee shall have discretion to accelerate the payment date of awards in the event of a Change of Control.

[~~17.2~~]18.2 A “Change of Control” means the happening of any of the following:

(1)

the acquisition by any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Exchange Act (other than the Company and its Subsidiaries as determined immediately prior to that date and/or any of its or their employee benefit plans) of beneficial ownership, directly or indirectly

(with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act) of securities of the Company representing more than 50% of the total combined voting power of all classes of stock of the Company having the right under ordinary circumstances to vote at an election of the Board;

(2)	the date on which a majority of the members of the Board shall consist of persons other than Current Directors (which term shall mean any member of the Board on the date of adoption of the Plan and any member of the Board whose nomination or election has been approved by a majority of the Current Directors then on the Board);

(3)	consummation of a merger or consolidation of the Company with another corporation where (x) the stockholders of the Company immediately prior to the merger or consolidation would not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to a majority of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors in the same proportions as their ownership, immediately prior to such merger or consolidation, of voting securities of the Company, or (y) where the members of the Company’s board of directors, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or consolidation;

(4)	the sale or other disposition of all or substantially all of the assets of the Company; or

(5)	the date of approval by the stockholders of the Company of the liquidation of the Company.

SECTION [~~18~~]19 Section 409A

[~~18.1~~]19.1 All awards granted under the Plan are intended to be exempt from the requirements of Section

409A or, if not exempt, to satisfy the requirements of Section 409A, and the provisions of the Plan and of any award granted under the Plan shall be construed in a manner consistent therewith.

[~~18.2~~]19.2 For purposes of Section 409A of the Code, the “specified employees” of the Company shall be determined in such manner as may be specified by resolution of the Committee in accordance with Section 409A of the Code.

[~~18.3~~]19.3 Notwithstanding any provision of the Plan or any award to the contrary, any amounts payable under the Plan on account of termination of employment to an award holder who is a “specified employee” within the meaning of Section 409A which constitute “deferred compensation” within the meaning of Section 409A and which are otherwise scheduled to be paid during the first six months following the award holder’s termination of employment (other than any payments that are permitted under Section 409A to be paid within six months following termination of employment of a specified employee) shall be suspended until the six-month anniversary of the award holder’s termination of employment (or until the award holder’s death, if earlier), at which time all payments that were suspended shall be paid to the award holder in a lump sum.

[~~18.4~~]19.4 A termination of employment shall not be deemed to have occurred for purposes of any award under this Plan providing for the payment of any amounts upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A.

SECTION [~~19~~]20 General Provisions

[~~19.1~~]20.1 Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Stock subject or related thereto upon any securities exchange or market or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an award with respect to the disposition of Stock, is necessary or desirable in order to satisfy any legal requirements, or the issuance, sale or delivery of any shares of

Stock is or may in the circumstances be unlawful under the laws or regulations of any applicable jurisdiction, the right to exercise such Stock Option or SAR shall be suspended, such award shall not be granted, and/or the shares subject to such award will not be issued, sold or delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee, and the Committee determines that the issuance, sale or delivery of the shares is lawful. The application of this Section shall not extend the term of any Stock Option or other award. The Company shall have no obligation to effect any registration or qualification of the Stock under federal or state laws or to compensate the award holder for any loss caused by the implementation of this Section 19.1.

[~~19.2~~]20.2 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including arrangements providing for the issuance of Stock. Nothing in the Plan nor any award hereunder shall confer upon any award holder any right to continued employment or service with the Company or a Subsidiary, or interfere in any way with the right of any such company to terminate such employment or service.

[~~19.3~~]20.3 Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

[~~19.4~~]20.4 No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan or any award hereunder, and all members of the Board or the Committee and all officers or employees of the Company or any Subsidiary acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

[~~19.5~~]20.5 Although the Company may endeavor to qualify an award for favorable tax treatment (e.g. incentive stock options under Section 422 of the Code) or to avoid adverse tax treatment (e.g. under Section 409A of the Code), the Company makes no representation that the desired tax treatment will be available and expressly disclaims any liability for the failure to maintain favorable or avoid unfavorable tax treatment.

[~~19.6~~]20.6 Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or Subsidiary and an award holder, and no award holder will, by participation in the Plan, acquire any right in any specific Company property, including any property the Company may set aside in connection with the Plan. To the extent that any award holder acquires a right to receive payments from the Company or any Subsidiary pursuant to an award, such right shall not be greater than the right of an unsecured general creditor.

[~~19.7~~]20.7 All provisions under the Plan calling for the delivery of Stock certificates may be satisfied by recording the respective person as the owner of the shares on the books of the Company, if permitted by applicable law.

[~~19.8~~]20.8 The Plan and all awards hereunder shall be governed by the laws of the State of Delaware without giving effect to conflict of laws principles. Any dispute arising out of any award granted under the Plan may be resolved in any state or federal court located within New York County, New York State, U.S.A. Any award granted under the Plan is granted on condition that the award holder accepts such venue and submits to the personal jurisdiction of any such court. Similarly, the Company accepts such venue and submits to such jurisdiction.

[~~19.9~~]20.9 This Plan first became effective upon approval by the Company’s stockholders at the 2009 annual meeting of stockholders of the Company.

[~~A-14~~ ]

Annex B

Amendments to Amended and Restated Certificate of Incorporation to Effectuate Reverse Stock Split

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

DELCATH SYSTEMS, INC., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each [10][12][14][16][18][20] shares of the Corporation’s common stock, par value $0.01 per share (“Common Stock”), issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional interests as described below. Notwithstanding the immediately preceding sentence, no fractional shares will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares, will be entitled to rounding up of their fractional share to the nearest whole share. No stockholders will receive cash in lieu of fractional shares. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the adjustment for fractional shares as described above.

SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

THIRD: This Certificate of Amendment shall become effective as of [●], 2016 at [●], New York City time.

IN WITNESS WHEREOF, DELCATH SYSTEMS, INC., has caused this certificate to be duly executed in its corporate name this [●] Day of[●], 2016.

B-1

Annex C

Form of Amendment to Amended and Restated Certificate of Incorporation to Increase Authorized Shares of Common Stock

C-1

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

Delcath Systems, Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “Fourth” so that, as amended, said Article shall be and read as follows:

FOURTH: The total number of all classes of shares of stock which the Corporation shall have authority to issue is five hundred million (500,000,000) shares of Common Stock with a par value of $0.01 per share.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this              day of                      , 20            .

By:
Authorized Officer
Title:
Name:

C-2

ANNUAL MEETING OF STOCKHOLDERS OF

DELCATH SYSTEMS, INC.

July 19, 2016

Please mark, sign, date and

mail your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢	20233000000000000000 7	061014

PROPOSALS-The Board of Directors recommends a vote “FOR” all the nominees listed in Proposal 1,
“FOR” Proposal 2, “FOR” Proposal 3, “FOR” Proposal 4, “FOR” Proposal 5, “FOR” Proposal 6, and “FOR” Proposal 7.
PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Proposal 1. Election of Class I directors to hold office until the Company’s 2019 annual meeting of stockholders.				Proposal 2.	Non-binding, advisory vote on the compensation of the Company’s named executive officers.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ ☐ ☐	FOR THE NOMINEES WITHHOLD AUTHORITY FOR THE NOMINEES FOR ALL EXCEPT (See instruction below)	NOMINEES: ¡ William D. Rueckert ¡ Marco Taglietti, M.D.		Proposal 3.	The ratification of the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.	☐	☐	☐
				Proposal 4.	The amendment to the 2009 Stock Incentive Plan.	☐	☐	☐
				Proposal 5.	The amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split.	☐	☐	☐
				Proposal 6.	The issuance of shares of common stock underlying senior secured convertible notes and Series C Warrants issued by the Company pursuant to the Securities Purchase Agreement, dated June 6, 2016.	☐	☐	☐
				Proposal 7.	The amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock.	☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

The proxies are authorized to vote in their discretion upon such other matters as may properly come before the Annual Meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, the Proxy Statement relating to the Annual Meeting and a copy of Delcath’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. The undersigned hereby revokes any proxy or proxies heretofore given with respect to the Annual Meeting.

The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR each nominee named in Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4, FOR Proposal 5, FOR Proposal 6, FOR Proposal 7 and in accordance with the proxies’ discretion on such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢

Note:   Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

¢

0	¢

DELCATH SYSTEMS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

DELCATH SYSTEMS, INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 19, 2016

The undersigned holder of common stock of DELCATH SYSTEMS, INC. (the “Company”), hereby constitutes and appoints Jennifer K. Simpson, Ph.D. and Barbra C. Keck, M.B.A., as proxies (the “proxies”) of the undersigned, with full power of substitution in each, and authorizes each of them to represent and to vote all of the undersigned’s shares of common stock of the Company, according to the number of votes and with all the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company, to be held at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 on July 19, 2016 at 9:30 A.M., local time, and at any adjournments and postponements thereof.

IMPORTANT: SIGNATURE REQUIRED ON THE REVERSE SIDE

¢	14475	¢